UNITED STATES SECURITIES AND EXCHANGE COMMISSION

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

SIERRA INTERNATIONAL NETWORK INC

(Exact name of Registrant as Specified in Its Charter)

California	7389	99-1216173
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

15333 Culver Drive Irvine, CA 92604

(310) 808-5015

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Emil Hakim, Chief Executive Officer

15333 Culver Drive Irvine, CA 92604

(310) 808-5015

emilh22@aol.com

(Name, address, including zip code, and telephone number including area code, of agent for service)

Copies to:

LAW OFFICE OF RENEE ESTELLE SANDERS, P.A.

225 South Lake Avenue, Suite 300

Pasadena, California 91101

Tel: (213) 258-5098 | Fax: (213) 480-5903

Email: reneesandlaw@gmail.com

The Company is currently undergoing an audit of its annual financial statements by an independent registered public accounting firm registered with the PCAOB. Audited financial statements and the auditor's consent will be filed by amendment prior to the effectiveness of this Registration Statement. No securities will be sold unless and until this Registration Statement is declared effective by the Securities and Exchange Commission.

Approximate date of commencement of proposed sale to the public: Not applicable. The Company will not commence any sale of securities unless and until this Registration Statement is declared effective following completion of its PCAOB audit and the filing of the required financial statements, auditor report, and related consents.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[X]	Smaller reporting company	[ ]
		Emerging growth company	[X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [ ]

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

PROSPECTUS

THE INFORMATION IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PRELIMINARY PROSPECTUS IS NOT AN OFFER TO SELL NOR DOES IT SEEK AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION,

PRELIMINARY PROSPECTUS DATED:

June 24, 2026

SIERRA INTERNATIONAL NETWORK INC.

11,474 shares of Common stock (no par value)

This prospectus relates to the registration for resale of up to 11,474 shares of our common stock (no par value) by the shareholders identified in this prospectus, or the Registered Shareholders, in connection with our direct listing, or the Direct Listing, on the Nasdaq Capital Market ("Nasdaq").

Unlike an initial public offering, the resale by the Registered Shareholders is not being underwritten on a firm-commitment basis by any investment bank. The Registered Shareholders may, or may not, elect to sell their shares of common stock covered by this prospectus, as and to the extent they may determine. If a Registered Shareholder utilizes a broker-dealer in the sale of the common stock being offered by this prospectus on Nasdaq, such broker-dealer may receive commissions in the form of discounts, concessions, or commissions. For more information, see "Plan of Distribution." If the Registered Shareholders choose to sell their shares of common stock, we will not receive any proceeds from the sale of shares of common stock by the Registered Shareholders.

Prior to this offering, there has been no public market for our common stock. However, we have a history of issuing shares of our common stock in private transactions. For more information, see "Sale Price History of Our Common Stock." Further, the listing of our common stock on Nasdaq, without a firm-commitment underwritten offering, is a novel method for commencing public trading in shares of our common stock, and consequently, the trading volume and price of shares of our common stock may be more volatile than if shares of our common stock were initially listed in connection with an initial public offering underwritten on a firm-commitment basis.

On the day that our shares of common stock are initially listed on Nasdaq, Nasdaq will begin accepting, but not executing, pre-opening buy and sell orders and will begin to continuously generate the indicative Current Reference Price (as defined below) on the basis of such accepted orders. The Current Reference Price is calculated each second and, during a 10-minute "Display Only" period, is disseminated, along with other indicative imbalance information, to market participants by Nasdaq on its NOII and Book Viewer tools. Following the "Display Only" period, a "Pre-Launch" period begins, during which Glendale Securities, Inc. (the "Advisor" and/or "Glendale"), in its capacity as our financial advisor, must notify Nasdaq that our shares are "ready to trade." Once the Advisor has notified Nasdaq that our shares of common stock are ready to trade, Nasdaq will confirm the Current Reference Price for our shares of common stock, in accordance with the Nasdaq rules. If the Advisor then approves proceeding at the Current Reference Price, the applicable orders that have been entered will be executed at such price and regular trading of our shares of common stock on Nasdaq will commence, subject to Nasdaq conducting validation checks in accordance with the Nasdaq rules. Under the Nasdaq rules, the "Current Reference Price" means: (i) the single price at which the maximum number of orders to buy or sell can be matched; (ii) if there is more than one price at which the maximum number of orders to buy or sell can be matched, then it is the price that minimizes the imbalance between orders to buy or sell (i.e. minimizes the number of shares that would remain unmatched at such price); (iii) if more than one price exists under (ii) above, then it is the entered price (i.e. the specified price entered in an order by a customer to buy or sell) at which our shares of common stock will remain unmatched (i.e. will not be bought or sold); and (iv) if more than one price exists under (iii) above, a price determined by Nasdaq in consultation with the Advisor in its capacity as our financial advisor. In the event that more than one price exists under (iii) above, the Advisor will exercise any consultation rights only to the extent that it can do so consistent with the anti-manipulation provisions of the federal securities laws, including Regulation M, or applicable relief granted thereunder. The Registered Shareholders will not be involved in Nasdaq's price-setting mechanism, including any decision to delay or proceed with trading, nor will they control or influence the Advisor in carrying out its role as a financial adviser. The Advisor will determine when our shares of Class A common stock are ready to trade and approve proceeding at the Current Reference Price primarily based on considerations of volume, timing and price. In particular, the Advisor will determine, based primarily on pre-opening buy and sell orders, when a reasonable amount of volume will cross on the opening trade such that sufficient price discovery has been made to open trading at the Current Reference Price. For more information, see "Plan of Distribution."

We have applied to list our common stock on the Nasdaq Capital Market under the symbol "SINI." We expect our common stock to begin trading on Nasdaq on or about _____________________, 2026.

If our Nasdaq listing application is not approved or we otherwise determine that we will not be able to secure the listing of our common stock on Nasdaq, we will not complete this offering and we will terminate the Direct Listing. The Direct Listing is a condition to the offering. No assurance can be given that our Nasdaq application will be approved and that our common stock will ever be listed on Nasdaq.

We are an "emerging growth company" as defined under the federal securities laws and, as such, may elect to comply with certain reduced reporting requirements for this prospectus and other filings with the Securities and Exchange Commission after the listing of our common stock on Nasdaq. For more information, see "Prospectus Summary - Emerging Growth Company Status." The Company is initially registering a limited number of shares and may register additional shares in future amendments.

Investing in our securities involves a high degree of risk. You should carefully consider the "Risk Factors" beginning on page 18 of this prospectus before purchasing shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

EXPLANATORY NOTE

SIERRA INTERNATIONAL NETWORK INC. (the "Company") is filing this Registration Statement on Form S-1 pursuant to the Securities Act of 1933, as amended (the "Securities Act"). This is the Company's initial registration statement under the Securities Act and has not been previously filed or amended.

This Registration Statement is being filed in accordance with the General Rules and Regulations under the Securities Act, including Regulation C (17 C.F.R. SectionSection 230.400-230.494), and complies with the disclosure requirements of Regulation S-K (17 C.F.R. Part 229) and the financial statement requirements of Regulation S-X (17 C.F.R. Part 210). The filing is intended to register the shares of common stock described herein and to support the Company's planned listing application to the Nasdaq Capital Market.

All information contained in this Registration Statement reflects the Company's current structure, capitalization, and financial condition as of the dates indicated herein. This filing represents the Company's first public registration of securities under the Securities Act.

	Per Share	Total (2)
Reference Price for Fee Calculation (1)	[to be completed by amendment]	[to be completed by amendment]
Advisor fees	N/A	N/A
Proceeds, Before Expenses, to Company	$0	$0

  (1) The reference price and aggregate registration amount will be completed by amendment prior to effectiveness based on a Rule 457 calculation approved by the Company's securities counsel. The reference price, once inserted, will be used solely for purposes of calculating the registration fee and will not represent a fixed resale price, offering price, or the price at which the Company's common stock will trade following commencement of public trading on Nasdaq.

  All shares registered hereby are being offered for resale by the selling stockholders. The Company will not receive any proceeds from the sale of shares..

  The Company is initially registering a limited number of shares and may register additional shares in future amendments.

The date of this Prospectus is June 24, 2026

TABLE OF CONTENTS

Page
PROSPECTUS SUMMARY	6

FORWARD-LOOKING STATEMENTS	6

BUSINESS DESCRIPTION	9

RISK FACTORS	19

USE OF PROCEEDS	26

DESCRIPTION OF SECURITIES OFFERED	26

DETERMINATION OF VALUE	26

MANAGEMENT'S DISCUSSION; ANALYSIS OF FINANCIAL CONDITION; RESULTS OF OPERATIONS	29

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS	29

CURRENT COMPANY OPERATIONS DESCRIPTION	30

LEGAL PROCEEDINGS	35

MANAGEMENT	35

EXECUTIVE COMPENSATION	38

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	39

SELLING STOCKHOLDERS	40

DESCRIPTION OF CAPITAL STOCK	39

DISCUSSION ON INVESTMENT COMPANY ACT	42

PLAN OF DISTRIBUTION	43

LEGAL MATTERS	45

EXPERTS	45

DISCLOSURE OF COMMISSION POLICY ON INDEMNIFICATION	45

INDEX TO FINANCIAL STATEMENTS AND EXHIBITS	46

PART II - ADDITIONAL INFORMATION	56

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement on Form S-1 that we filed with the U.S. Securities and Exchange Commission, or SEC, which has been amended to indicate we are using a "shelf" registration or continuous offering process. Under this process, the Registered Shareholders may, from time to time, sell the common stock covered by this prospectus in the manner described in the section titled "Plan of Distribution." Additionally, we may provide a prospectus supplement to add information to, or update or change information contained in, this prospectus, including the section titled "Plan of Distribution". You may obtain this information without charge by following the instructions under the "Where You Can Find More Information" section appearing elsewhere in this prospectus. You should read this prospectus and any prospectus supplement before deciding to invest in our common stock.

Neither we nor any of the Registered Shareholders have authorized anyone to provide you with information that is different from that contained in this prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. When you make a decision about whether to purchase shares of our common stock from the Registered Shareholders, you should not rely upon any information other than the information in this prospectus or in any free writing prospectus that we may authorize to be delivered or made available to you. Neither the delivery of this prospectus nor the sale of our common stock means that the information contained in this prospectus or any free writing prospectus is correct after the date of this prospectus or such free writing prospectus. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus. This prospectus is not an offer to sell or the solicitation of an offer to buy shares of our common stock from the Registered Shareholders in any circumstances under which the offer or solicitation is unlawful.

No action is being taken in any jurisdiction outside the United States to permit the offering or purchase of our common stock from the Registered Shareholders or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to the offering of shares of our common stock by the Registered Shareholders and the distribution of this prospectus applicable to that jurisdiction. The Registered Shareholders are offering to sell, and seeking offers to buy, their shares of our common stock only in jurisdictions where offers and sales are permitted. Neither we nor any of the Registered Shareholders have done anything that would permit the use of or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside of the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of our common stock by the Registered Shareholders and the distribution of this prospectus outside of the United States.

We own various U.S. federal trademark applications, registered and unregistered trademarks, and trade names including our company name. All other trademarks or trade names referred to in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus are referred to without the symbols (R) and TM, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

The estimates, statistical and market data and certain other information concerning our industry, market and competitive position used throughout this prospectus are based on our own internal estimates and research, independent industry publications, governmental publications, reports by market research firms or other independent sources that we believe to be reliable sources. Internal estimates are derived from publicly available information released by industry analysts and third-party sources, our internal research and our industry experience, and are based on assumptions made by us based on such data and our knowledge of our industry and market, which we believe to be reasonable. Industry publications and third-party research, surveys, and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information.

We are responsible for all of the disclosures contained in this prospectus, and we believe that these sources are reliable; however, we have not independently verified the information contained in such publications. While we are not aware of any misstatements regarding any third-party information presented in this prospectus, their estimates, in particular, as they relate to projections, involve numerous assumptions, are subject to risks and uncertainties, and are subject to change based on various factors, including those discussed under the section titled "Risk Factors" and elsewhere in this prospectus.

We further note that the representations, warranties and covenants made in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our common stock, you should carefully read this entire prospectus, including our financial statements and the related notes included elsewhere in this prospectus. You should also consider, among other things, the matters described under "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," in each case appearing elsewhere in this prospectus. Unless the context otherwise requires, references in this prospectus to "SINI," the "Company," "we," "us," and "our" refer to Sierra International Network Inc., a California general stock corporation.

Public Benefit Corporation Status and Mission

SIERRA INTERNATIONAL NETWORK INC. is currently organized as a California corporation. The Company intends to pursue a public-benefit-oriented mission and is evaluating whether to reorganize its corporate structure by forming a Delaware Public Benefit Corporation ("PBC") and merging the Company into that entity prior to the effectiveness of this registration statement.

As a public benefit company, our mission is to promote inclusive wealth-building and economic empowerment by expanding access to equity ownership and supporting the growth of early-stage companies founded by individuals from historically underrepresented communities. Our corporate purpose is grounded in the belief that "your gain is our aim," meaning that we seek to create long-term value for stockholders while also delivering measurable positive impact for gig workers, entrepreneurs, and the broader communities we serve.

In addition, unless the context otherwise requires:

-"Exchange Act" refers to the Securities Exchange Act of 1934, as amended;

-"SEC" or the "Commission" refers to the United States Securities and Exchange Commission; and

-"Securities Act" refers to the Securities Act of 1933, as amended.

All dollar amounts in this prospectus are in U.S. dollars unless otherwise stated. You should read the entire prospectus before making an investment decision to purchase our securities.

Audit Status

The Company will file the required financial statements, auditor report, and related auditor consent by amendment prior to any request for effectiveness of this Registration Statement. The Company does not intend to request effectiveness, and no securities will be sold, unless and until the Registration Statement is declared effective by the SEC.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These statements are therefore entitled to the protection of the safe harbor provisions of these laws. These statements may be identified by the use of forward-looking terminology such as "anticipate," "believe," "budget," "contemplate," "continue," "could," "envision," "estimate," "expect," "forecast," "guidance," "indicate," "intend," "may," "might," "outlook," "plan," "possibly," "potential," "predict," "probably," "pro-forma," "project," "seek," "should," "target," "will," "would," "will be," "will continue" or the negative of or other variation on these words or comparable terminology.

We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, these forward-looking statements are only predictions and involve a number of risks and uncertainties, many of which are beyond our control. These and other important factors may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements.

Management cautions that the forward-looking statements contained in this prospectus and the information incorporated by reference are not guarantees of future performance, and we cannot assume that such statements will be realized, or the forward-looking events and circumstances will occur.

Summary of Risk Factors

Our business is subject to numerous uncertainties and investing in our common stock involves a high degree of risk. You should carefully consider all the information in this prospectus prior to investing in our common stock. These risks are discussed more fully in the section entitled "Risk Factors." These risks and uncertainties include, but are not limited to, the following:

  Our history of operating losses and limited operating history;

  Our need for significant additional financing to grow and expand our operations, the availability and terms of such financing, and potential dilution which may be caused by such financing, if obtained through the sale of equity or convertible securities;

  the final conclusion regarding our ability to continue as a going concern will conform to the opinion expressed in the final, signed auditor's report once issued, and material weaknesses may be identified in our controls and procedures and internal control over financial reporting;

  Our growth strategy and our ability to manage our growth;

  Changes in laws or regulations relating to our operations;

  Dependence on current management;

  The lack of a market for our securities and the volatility in the trading prices thereof caused thereby;

  If we are unable to continue using our current marketing channels, our ability to attract new users and investors may be adversely affected.

  Any significant disruption in our computer systems or those of third-parties that we utilize in our operations could result in a loss or degradation of service and could adversely impact our business.

  Changes in consumer viewing habits, including changes or decreases of influencer relevancy on social media platforms could adversely affect our business and our affiliate companies' business.

  Our business depends on continued and unimpeded access to the Internet at non-discriminatory prices, and Internet access providers and Internet backbone providers may be able to block, limit, degrade or charge for access to certain of our products and services, which could lead to additional expenses and the loss of users.

  Changes in how network operators handle and charge for access to data that travel across their networks could adversely impact our business.

  Our listing differs significantly from an initial public offering conducted on a firm-commitment basis.

  Limitations on investors' ability to trace their shares to this registration statement may preclude claims under Sections 11 and 12 of the Securities Act of 1933, as amended, or the Securities Act, potentially reducing our liability exposure and limiting investor remedies.

  Our shares of common stock currently have no public market. An active trading market may not develop or continue to be liquid and the market price of our shares of common stock may be volatile.

  Certain recent initial public offerings of companies with public floats comparable to our anticipated public float have experienced extreme volatility that was seemingly unrelated to the underlying performance of the respective company. We may experience similar volatility, which may make it difficult for prospective investors to assess the value of our common stock.

  If securities or industry analysts do not publish research or reports about our business, if they change their recommendations regarding our common stock adversely, or if we fail to achieve analysts' earnings estimates, the market price and trading volume of our common stock could decline.

  If we are unable to meet the continued listing requirements of Nasdaq, Nasdaq will delist our common stock.

  Our business currently depends on the availability of adequate funding and access to capital. As a result, we need to raise significant amounts of additional capital. We may be unable to obtain the additional capital when we need it, or on acceptable terms, if at all.

  It is not possible to predict the actual number of shares of our common stock we will sell under our equity line of credit, or the actual gross proceeds resulting from those sales.

  For as long as we are an "emerging growth company," we will not be required to comply with certain reporting requirements, including those relating to accounting standards and disclosure about our executive compensation, which apply to other public companies.

  If we fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results or prevent fraud. As a result, shareholders could lose confidence in our financial and other public reporting, which would harm our business and the trading price of our common stock.

  In the past, we have had weaknesses in our internal control over financial reporting.

  Substantial future sales or perceived potential sales of our common stock in the public market could cause the price of our common stock to decline significantly.

  Additional uncertainties and risks found in the section entitled "Risk Factors" herein.

Given these risks and uncertainties, you are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements included or incorporated by reference into this prospectus and in the information incorporated by reference are made only as of the date of this prospectus. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not undertake and specifically decline any obligation to update or revise any forward-looking statements in this prospectus after we distribute this prospectus, or publicly announce the results of any revisions to any such statements to reflect future events or developments, whether as a result of any new information, future events or otherwise.

Emerging Growth Company Status

We qualify as an "emerging growth company" as defined in the Jumpstart Our Business Startups Act of 2012, or JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements that are applicable to other companies that are not emerging growth companies. Accordingly, we have included detailed compensation information for only our three most highly compensated executive officers and have not included a compensation discussion and analysis of our executive compensation programs in this prospectus. In addition, for so long as we are an "emerging growth company," we will not be required to:

  engage an auditor to report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002, or Sarbanes-Oxley Act;

  comply with any requirement that may be adopted by the Public Company Accounting Oversight Board (PCAOB) regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

  submit certain executive compensation matters to shareholder advisory votes, such as "say-on-pay," "say-on-frequency," and "say-on-golden parachutes;" or disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparison of the chief executive officer's compensation to median employee compensation.

In addition, the JOBS Act provides that an "emerging growth company" can use the extended transition period for complying with new or revised accounting standards, which we have elected to take advantage of.

We will remain an "emerging growth company" until the earliest to occur of:

  our reporting $1.07 billion or more in annual gross revenues;

  our issuance, in a three-year period, of more than $1 billion in non-convertible debt;

  the end of the fiscal year in which the market value of our Class A common stock held by non-affiliates exceeds $700 million on the last business day of our second fiscal quarter; or

  June 30, 2031.

NASDAQ Listing

We plan to apply to list our common stock on the NASDAQ exchange under the ticker symbol "SINI" (reserved). If our application to the NASDAQ is not approved or we otherwise determine that we will not be able to secure the listing of the common stock on the NASDAQ, we will not complete the offering.

Company Information

Our executive offices are located at Headquartered at 15333 Culver Drive Irvine, CA 92604, and our telephone number is: (310) 808-5015. Our corporate website address is: https://sini.cash.

Information contained on, or accessible through, our website are not a part of, and are not incorporated by reference into, this prospectus, although specific pages may be referenced.

OFFERING SUMMARY

Common Stock Offered By Registered Shareholders:	Up to 11,474 shares of common stock are being registered for resale by the Registered Shareholders. (Note, a certain amount of shares, currently 1,388,772, have been reserved for certain shareholders who have agreed to participate in our Gig worker compensation program - "Follow Me For Equity" that are earned upon completion of certain micro tasks pursuant to an Independent Contractor and Equity Compensation Agreement.)
Offering Price Per Share:	Reference price: [to be completed by amendment] per share. The reference price and aggregate registration amount will be completed by amendment prior to effectiveness based on a Rule 457 calculation approved by the Company's securities counsel. The reference price, once inserted, will be used solely for purposes of calculating the registration fee and will not represent an offering price, a fixed resale price, or the price at which the Company's common stock will trade following commencement of public trading on Nasdaq.
Common stock outstanding:	500,000,000 common stock authorized.
Before offering	1,100,000
After offering fully executed	1,100,000
Use of proceeds:	We will not receive any proceeds from the sale of Registered Shareholders stock.
NASDAQ Ticker Symbol:	Our Ticker Symbol is SINI (reserved). Because this is a direct listing and resale registration, shares of our common stock are not currently quoted on the Nasdaq exchange
Risk Factors:	This investment involves a high degree of risk. See "Risk Factors" for a discussion of factors you should consider carefully before making an investment decision.

SIERRA INTERNATIONAL NETWORK INC

(a California General Stock Corporation)

Company Overview - Summary

SIERRA INTERNATIONAL NETWORK INC , a California general stock corporation ("SINI" and/or the "Company"), incorporated on January 24, 2024, is a company featuring a Pre-IPO preparation program for startups, focusing on previously underrepresented communities. In this pursuit, SINI is transforming the gig workers economy through its Follow Me for Equity (FMFE) app, a platform that leverages equity crowdsourcing to build a Social Media Broadcasting Network of Equity Crowdsourcers.

Definitions Relevant to Our Business

The following are important definitions for the purposes of this offering prospectus:

"Barter Exchange" means a barter transaction is the exchange of goods or services, in exchange for other goods or services. Bartering benefits companies and countries that see a mutual benefit in exchanging goods and services rather than cash, and it also enables those who are lacking hard currency to obtain goods and services.

"Crowdsourcer" means one who obtains (information or input into a particular task or project) by enlisting the services of a large number of people, either paid or unpaid, typically via the internet.

"Gig Worker" means a person who does temporary or freelance work, especially an independent contractor engaged on an informal or on-demand basis. The Internal Revenue Service describes the gig economy - also called sharing economy or access economy - as an activity where people earn income providing on-demand work, services or goods. Often, it's through a digital platform like an app or website.

Current Business Description

Business Model and Growth Strategy

SIERRA INTERNATIONAL NETWORK INC. ("SINI" or the "Company") operates a business development and pre-IPO preparation platform for early-stage companies. Our model focuses on providing advisory, operational, and promotional support services to selected portfolio companies in advance of potential liquidity events.

The Company utilizes a combination of cash-based arrangements and non-cash, service-based arrangements, including barter transactions, to acquire services, promotional support, and other business inputs. In certain cases, the Company issues equity as compensation to independent contractors in exchange for services performed by Gig Workers pursuant to written Independent Contractor and Equity Compensation Agreements.

One component of our business model is the Follow Me For Equity ("FMFE") program, which enables independent contractors ("Gig Workers") to perform defined promotional and engagement-related services, including content distribution and audience outreach, in exchange for equity compensation in the Company. Equity issued under the FMFE program is intended to constitute compensation for services performed and is not an investment of capital.

Our growth strategy is focused on expanding our network of portfolio companies, increasing participation in our contractor-based promotional programs, and leveraging technology to coordinate and measure service-based contributions across digital platforms. We seek to scale our operations by increasing the number of participating contractors and portfolio companies while maintaining compliance with applicable securities, employment, and tax laws.

Public Benefit Purpose

SIERRA INTERNATIONAL NETWORK INC. intends to pursue a public-benefit-oriented mission and is evaluating whether to reorganize into a Delaware Public Benefit Corporation ("PBC") prior to the effectiveness of this registration statement. If it does so, the Company intends to pursue a mission that balances stockholder value with measurable positive impact for the communities it serves.

Our public benefit purpose is to promote inclusive economic empowerment by expanding access to equity ownership and supporting the growth of early-stage companies founded by individuals from historically underrepresented and underserved communities. We seek to democratize participation in startup growth by enabling gig workers, independent contractors, and everyday contributors to earn equity through service-based engagement rather than requiring traditional capital investment.

This mission is reflected in our guiding principle: "your gain is our aim." We believe that long-term value creation is strengthened when business success is shared more broadly across the workforce, entrepreneurs, and stakeholders who contribute to building the Company's ecosystem.

As a public benefit company, we intend to operate in a manner that considers not only financial performance, but also the broader social and economic impact of our platform, including workforce inclusion, community-based ownership opportunities, and support for emerging businesses seeking scalable growth pathways. There can be no assurance that our public benefit objectives will not create additional operational or governance considerations in the future

Our platform is designed to be accessible across multiple distribution channels, including mobile applications available through the Apple App Store and Google Play Store, as well as a web-based application. These platforms allow Gig Workers to participate in the Follow Me for Equity ("FMFE") program by performing defined promotional and engagement-related services pursuant to Independent Contractor and Equity Compensation Agreements.

Under the FMFE program, eligible participants may receive equity compensation in the Company in exchange for services performed. Such services may include content distribution, audience outreach, and the provision of contact or engagement information as part of broader promotional activities. Equity issued under the FMFE program is intended to constitute compensatory equity for services performed and is not provided in exchange for a monetary investment.

For purposes of the FMFE/equity-compensation program, the Company has assigned a contractual value of $100.00 per share to shares issued or reserved under its written sweat-equity and Independent Contractor and Equity Compensation Agreements. This $100.00 figure is a contractual value used for equity-compensation purposes only. It does not represent, and should not be interpreted as, a cash purchase price, an arm's-length sale price, a market price, a public offering or resale price, the registration-fee reference price (which will be established for registration-fee purposes by amendment), or the price at which the Company's common stock will open or trade on the Nasdaq exchange. No cash was paid by participants for shares issued under the FMFE program; such shares were issued as compensation for services performed. The $100.00 contractual value, the related valuation methodology, and the corresponding accounting treatment (including the application of ASC 718 and the classification of related balance-sheet amounts) remain subject to review and adjustment by the Company's independent registered public accounting firm in connection with the pending PCAOB audit, by legal counsel, and by independent valuation review, and may be revised by amendment to this Registration Statement prior to effectiveness.

The Company's business model differs from traditional capital-raising or investment models. Participation in the Follow Me for Equity ("FMFE") program does not involve the contribution of cash or other capital to the Company. Instead, eligible participants may perform defined services pursuant to Independent Contractor and Equity Compensation Agreements, which may include promotional, engagement, or communication-related activities facilitated through the FMFE platform.

As part of the onboarding process for Gig Workers, participants provide certain contact and identification information, such as name, address, telephone number, and email address, to enable the Company to administer contractual relationships, issue equity compensation as micro-tasks are completed, satisfy recordkeeping and tax-reporting obligations, and communicate regarding program participation. Equity issued under the FMFE program is intended to constitute compensation for services performed and not an investment of capital.

The Company maintains policies designed to protect the confidentiality of participant information. Such information is not shared with third parties except as necessary to administer the FMFE program, comply with contractual obligations, or satisfy applicable legal or regulatory requirements. Participants may elect to opt out of non-essential communications at any time in accordance with applicable agreements and policies.

Simultaneously, as a business development program, SINI is committed to assisting startups and other business ventures in their scaling efforts. We are also a Barter Exchange network, further innovating traditional business development methods. Unlike other Barter Exchange Networks that rely on a token or other cryptocurrency for the means of exchange, SINI uses the exchange of equity, both sweat and ownership to facilitate the barter exchange based on the fair market value of the services or goods/assets being exchanged. The SIERRA INTERNATIONAL NETWORK INC. Pre-IPO Accelerator program provides startups in our program with access to a range of resources, including funding, mentorship, networking opportunities, and value-added services such as insurance, corporate legal and accounting assistance, office and conference space, and more. We are committed to providing our startups with the support they need to thrive and succeed in their respective industries.

The Company's platform is designed to facilitate service-based collaboration between independent contractors, portfolio companies, and other participants. The platform supports the coordination of promotional, engagement, and operational services performed by independent contractors, including participants in the gig economy, in accordance with written contractual arrangements. The Company also utilizes non-cash arrangements, including barter transactions, as part of its operations. In these arrangements, goods or services may be exchanged for other goods or services without the use of cash. Barter transactions are used to obtain services, promotional support, or other business inputs and are accounted for in accordance with applicable accounting standards.

The Company's platform is intended to facilitate service-based collaboration between small businesses and independent contractors who perform Gig work for participating businesses. In turn, these businesses may receive promotional, engagement, and other support services performed by Gig Workers, while these independent contractors can receive equity compensation for services performed pursuant to Independent Contractor and Equity Compensation Agreements.

Gig Workers participating through the Follow Me for Equity ("FMFE") program may perform recurring tasks, such as content distribution, audience outreach, feedback, or referral activities, in accordance with program guidelines and contractual arrangements. Compensation under the FMFE program may include the issuance of equity in the Company or, in certain cases, equity in affiliated or portfolio companies, subject to applicable agreements, vesting conditions, and compliance with securities, tax, and employment laws.

Our Growth Strategy

Follow Me for Equity Platform

SIERRA INTERNATIONAL NETWORK INC. operates the Follow Me for Equity ("FMFE") platform, a digital application designed to facilitate the coordination of services performed by independent contractors in connection with promotional and engagement activities for the Company and, in certain cases, affiliated or portfolio companies. FMFE allows social media users to engage as Gig Workers and begin building equity by signing up on the app and timely performing certain "micro tasks" for select pre-IPO startup companies.

The FMFE platform enables eligible independent contractors or Gig Workers to perform defined tasks pursuant to Independent Contractor and Equity Compensation Agreements. Such tasks may include content distribution, audience engagement, feedback, and referral activities conducted through digital and social media channels. Equity issued in connection with participation in the FMFE program is intended to constitute compensation for services performed and not an investment of capital. The Company uses the FMFE platform to organize, track, and measure service-based contributions by independent contractors. Participation levels, compensation terms, and the availability of equity compensation are subject to contractual terms, program guidelines, and applicable legal and regulatory requirements.

Independent Contractor Participation

The Follow Me for Equity ("FMFE") platform is designed to facilitate the participation of independent contractors or Gig Workers, in service-based promotional and engagement activities. These Gig Workers may perform defined tasks (micro-tasks) pursuant to Independent Contractor and Equity Compensation Agreements, which may include content distribution, audience engagement, feedback, and referral activities conducted through digital and social media platforms.

Compensation for services performed under the FMFE program may include equity in the Company or, in certain cases, equity in affiliated or portfolio companies, subject to applicable contractual terms, vesting conditions, and compliance with securities, tax, and employment laws. Participation in the FMFE program does not involve an investment of capital, and equity issued is intended to constitute compensation for services performed.

The Company currently supports a portfolio of early-stage operating companies participating in its pre-IPO preparation and business development program. These companies operate across a range of industries. The number of participating companies may change over time, and there can be no assurance regarding the future performance or outcomes of any such companies.

The Company's business model is designed to utilize service-based collaboration and non-cash arrangements, including barter transactions, to support its operations and those of participating portfolio companies. The Company's program and platform facilitates and coordinates the contributions of independent contractors and other participants to perform promotional, engagement, and operational services in accordance with contractual arrangements.

Through its platform and business development programs, the Company works with early-stage companies, including companies founded by individuals from underrepresented communities. These arrangements may involve a combination of cash-based and non-cash consideration, including barter transactions, and are intended to support business development activities.

The Company's revenue sources may include multiple service-based and contractual arrangements. The number, nature, and performance of such revenue sources may vary over time, and there can be no assurance that any particular revenue stream will be generated or sustained.

The Company's business model is designed to utilize service-based collaboration and non-cash arrangements, including barter transactions, to support its operations and those of participating portfolio companies. The Company seeks to coordinate the contributions of independent contractor Gig Workers and other participants to perform promotional, engagement, and operational services in accordance with contractual arrangements.

The Company has designed programs that recognize the untapped potential of human capital, especially among lower to middle income investors. Our mission is to provide a platform that leverages the strength of a Barter Exchange network to capitalize on the rapid growth of tech startups and the emergence of a vibrant Gig Worker economy, transforming them into contributors in building highly successful, multi-revenue-based corporations. This barter-based approach presents an alternative to the traditional investment landscape, which often overlooks minority businesses. By harnessing the power of human capital and community support, we redefine the investment paradigm. Our proprietary method can generate up to 25 streams of revenue, offering unparalleled advantages to businesses within our network.

Supporting Businesses; Building Resiliency

Many early-stage businesses face operational and financial challenges, particularly during their initial years of operation. These challenges may include limited access to capital, constrained resources, and reduced visibility in competitive markets.

Through its business development programs, including its use of non-cash arrangements such as barter transactions, the Company seeks to provide participating businesses with access to services, promotional support, and operational resources. These services may include marketing coordination, audience engagement activities, and advisory support, provided pursuant to contractual arrangements.

Of course, participation in the Company's programs does not eliminate the risks inherent in operating an early-stage business as there can be no assurance that any participating company will achieve profitability, avoid failure, or experience improved operating results as a result of participation in the Company's programs.

Management believes that the Company's barter transactions and other non-cash arrangements may help participating businesses build resilience against disruption. A significant majority of small businesses do not survive, and there can be no assurance that participation in the Company's programs will improve any particular business's prospects or odds of success. By connecting businesses with a supportive community and providing guidance through a mentoring approach, the Company seeks to support companies in its Pre-IPO Accelerator program.

The Gig Worker Economy

With the rise of freelance work and flexible jobs, the gig economy has redefined the concept of employment in today's workforce. This model provides individuals with the option to work on short-term projects or "gigs," instead of committing to full-time roles. The gig economy is often associated with the broader sharing economy, where digital platforms connect individuals to services like transportation, vacation rentals, or deliveries. This makes it easier than ever for people to earn income on their own terms. For some, it's a way to earn extra cash as a side hustle. For others, it's a career path built around flexibility and autonomy. It's also an option to earn income for those affected by economic downsizing and layoffs, or simply a desire to escape a traditional 9-to-5 job.

The gig economy can also involve tasks ranging from quick, one-time jobs to long-term projects that last months or even years. The defining feature is that workers are not tied to a single employer. Instead, they move from one opportunity to the next, always seeking their next gig. As the gig economy continues to grow, it's reshaping both the workforce and businesses alike. SIERRA INTERNATIONAL NETWORK INC. recognizes the unique opportunity within this shift in the workforce.

The Company's operations involve the engagement of these Gig Workers as independent contractors who perform discrete, service-based tasks on a flexible basis. These Gig Workers may participate through digital platforms and perform promotional, engagement, or other operational services ("Micro-tasks") pursuant to written contractual arrangements.

The Company's Follow Me for Equity ("FMFE") platform is designed to facilitate the coordination and administration of such service-based activities. Gig Workers may perform services on a non-exclusive basis and are not required to commit to full-time employment with the Company. Compensation for services performed may include cash, equity compensation, or a combination thereof, subject to applicable agreements and compliance with securities, tax, and employment laws.

Participation in the gig economy does not eliminate economic risk, and independent contractors may earn varying levels of compensation depending on the availability of tasks, performance, and other factors. The Company does not guarantee any level of income or compensation to participants.

The Company's business model is structured to engage independent contractors on a flexible, task-based basis. Through the Follow Me for Equity ("FMFE") platform, the Company coordinates service-based activities performed by independent contractors in accordance with written agreements, without requiring exclusivity or long-term employment commitments. Independent contractors participating in the gig economy may perform services ranging from discrete, one-time tasks to longer-term engagements, depending on the nature of the services and contractual arrangements. Such contractors are not employed on a full-time basis and may perform services for multiple entities concurrently.

The growing number of individuals participating in the gig economy, whether full-time or through side hustles, reflects a major shift in how people approach work. The gig economy, and hence, the Gig Worker, is reshaping the labor market as more people prioritize flexibility and autonomy over traditional employment. In fact, there are currently over 70.4 million Americans engaged in freelance work. The gig economy has experienced remarkable growth, with a projected 16% growth over the next decade. In 2024, the global gig economy market was valued at approximately $556.7 billion - and it's estimated that it could reach a staggering $2.15 trillion by 2033. With the gig economy expanding at such a rapid pace, it's clear that side gigs are no longer just a temporary trend - they're becoming a permanent part of the workforce. [https://www.wgu.edu/blog/pros-and-cons-gig-economy1808.html]. SIERRA INTERNATIONAL NETWORK INC. recognizes this shift in the workforce.

SINI is driven by a mission to elevate the financial well-being of individuals, regardless of their social-economic circumstances or roots. We are committed to leveling the financial playing field and making the investment threshold accessible to all. By democratizing access to equity, SINI aims to become a global leader in alternative investment programs, fostering empowerment and success for everyone and providing an additional, albeit non-traditional, path for Gig Workers.

Our Barter-Based Business Model - Incubator Program

SIERRA INTERNATIONAL NETWORK INC. operates a business development and pre-IPO preparation program for early-stage companies (the "Incubator Program"). Through this program, the Company provides participating companies with access to services and operational support intended to assist with business development activities.

The Company's Incubator Program utilizes a combination of cash-based and non-cash arrangements, including barter transactions, pursuant to which services may be exchanged for other services or, in certain circumstances, equity compensation. Services provided may include marketing coordination, promotional support, operational assistance, and advisory services, subject to contractual arrangements.

The Company works with management teams of participating companies to support defined business objectives; however, participation in the Incubator Program does not guarantee any particular outcome, including product development success, customer acquisition, revenue generation, or profitability. The Company does not control the operations of participating companies, and the performance of such companies may vary significantly.

The Company does not, nor does it have plans to, acquire majority equity positions in our portfolio companies or exercise controlling voting rights. Instead, we act as their business incubator, providing them with a suite of "blue-chip" benefits to enhance their likelihood of success. Even for companies in which we hold a less-than-controlling equity position due to valuation or other reasons, we offer access to the same value-added services. These companies become part of our portfolio platform but are not directly controlled by us. See the section "Investment Company Act Considerations" herein this prospectus.

Incubator Program Structure and Portfolio Companies

The Company's Incubator Program differs from traditional incubators and accelerators primarily in its use of service-based and non-cash arrangements, including barter transactions, rather than a primary focus on cash recapitalization. The Company does not seek to acquire controlling equity interests in participating companies or to exercise control over their management or operations. Through the Incubator Program, the Company provides participating companies with access to a range of business development services, which may include marketing coordination, promotional support, operational assistance, and advisory services. Certain services may be provided directly by the Company or through third-party service providers pursuant to contractual arrangements. The scope and availability of services may vary by company and over time.

The Company typically maintains relationships with participating companies for extended periods as part of its pre-IPO preparation and business development efforts; however, the duration of such relationships is not fixed and may vary depending on the circumstances of each company. Participation in the Incubator Program does not guarantee any particular outcome, including product development success, market acceptance, revenue generation, or profitability.

The Company does not acquire majority equity positions or controlling voting interests in its portfolio companies. In cases where the Company holds a non-controlling equity interest, such companies are not consolidated for financial reporting purposes and are not directly controlled by the Company. To monitor its status under the Investment Company Act of 1940, the Company maintains internal procedures designed to track the composition and valuation of its assets, including equity interests in portfolio companies. The Company seeks to manage its operations so that it does not meet the definition of an "investment company" under applicable law; however, there can be no assurance that the Company will not be deemed an investment company in the future. See the section "Investment Company Act Considerations" herein this prospectus.

The Accelerator Program

SIERRA INTERNATIONAL NETWORK INC. operates a business development accelerator program (the "Accelerator Program") designed to assist early-stage companies with operational readiness, compliance preparation, and business development activities. The Accelerator Program is intended to support participating companies as they evaluate potential growth strategies, including private financing transactions or public market pathways, when and if appropriate.

The Accelerator Program consists of a structured set of services and resources, which may include:

  Business development and operational mentoring;

  Guidance on corporate governance and organizational matters;

  Assistance with preparing compliance checklists and coordinating regulatory filings, where applicable;

  Support in establishing relationships with third-party service providers, including transfer agents, auditors, legal counsel, and other professional advisors;

  Assistance with financial statement preparation and organizational recordkeeping;

  Guidance related to capitalization planning and financing alternatives;

  Coordination support for press communications and public disclosures, where applicable;

  Onboarding support for participation in the Follow Me for Equity ("FMFE") platform, where applicable

Certain services may be provided directly by the Company, while others may be provided by independent third-party service providers engaged by the participating company. The Company does not act as a broker-dealer, investment adviser, transfer agent, or auditor, and does not provide investment banking services. Participation in the Accelerator Program does not guarantee that a company will complete a financing transaction, achieve a public listing, raise capital, or realize any particular business outcome.

Company Selection and Program Focus

The Company seeks to work with early-stage companies that have demonstrated initial operational activity, which may include the development of products or services, early customer engagement, or progress toward defined business milestones. The Company evaluates prospective participants based on a range of qualitative and quantitative factors; however, participation in the Company's programs does not eliminate the risks inherent in operating an early-stage business. Through its business development and accelerator programs, the Company provides participating companies with access to advisory support, operational assistance, and promotional services pursuant to contractual arrangements. Such services are intended to support business development activities but do not guarantee any particular outcome, including revenue growth, profitability, or long-term viability.

Advisory and Collaborative Support

The Company's approach emphasizes collaboration with management teams of participating companies. The Company may facilitate access to professionals and advisors who can provide guidance on corporate governance, strategic planning, financing alternatives, and other business matters. Any such guidance is provided for informational purposes only, and participating companies retain responsibility for all business and strategic decisions.

Multiple Business Objectives and Portfolio Considerations

The Company seeks to work with early-stage companies that demonstrate alignment with certain operational and governance considerations, which may include compliance practices, workforce policies, and business models that do not present material environmental or social risks. The Company does not adhere to any formal environmental, social, or governance ("ESG") framework, and there is no uniform definition of ESG standards. Consideration of such factors is discretionary and does not guarantee any particular business outcome.

We do not intend to hold a majority equity positions in any of the portfolio companies in our program. This will allow us to focus our efforts on growth. SINI has determined it does not operate as an "investment company" under the Investment Company Act of 1940 (the "Investment Company Act"). As background, Section 3(a)(1)(A) of the Investment Company Act defines the term "investment company" to include any issuer which "is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, or trading in securities." We think of these types of investment companies - which we refer to as prima facie investment companies - as your typical registered fund that is clearly recognizable and self-identifies as an investment company. SINI does not trade in securities, nor does it primarily engage in the business of investment or reinvestment in securities. We bargain for and exchange valuable services for equity stakes in our portfolio companies. To ensure we will not be deemed an Investment Company under the Act, we plan to develop and implement robust internal procedures to continue complying with the exclusions under the Investment Company Act . (See "Business - Investment Company Act Considerations." herein.)

We do not consider SINI a holding company, but rather a company focused on supporting and accelerating the growth of startups. Our success and equity consideration program will primarily depend on, and be associated with, the success of such business operations. We are not engaged in the business of, nor will we ever be compensated for, rendering investment advice. Therefore, neither we nor our management will be deemed an "investment adviser" subject to registration under the Investment Advisers Act of 1940.

Operational Capabilities and Network Resources

The Company believes its operational capabilities are supported by the experience of its management team and advisors, which includes individuals with backgrounds in technology, business development, corporate operations, and early-stage company support. The Company leverages these capabilities to provide participating companies with access to operational guidance and business development resources.

The Company may assist participating companies by coordinating access to a range of services, which can include marketing support, operational assistance, organizational planning, and technical coordination. Certain services may be provided directly by the Company, while others may be provided by independent third-party service providers engaged by the participating company. The Company does not provide legal, accounting, investment banking, brokerage, or lobbying services. The Company also maintains a professional network comprised of business professionals, advisors, and independent contractors. This network may be utilized to support promotional, engagement, and operational initiatives of participating companies, subject to availability and contractual arrangements.

Gig Workers, the independent contractors participating through the Follow Me for Equity ("FMFE") platform, may perform defined promotional and engagement-related services in support of participating companies, pursuant to Independent Contractor and Equity Compensation Agreements. The scope and impact of such services may vary, and there can be no assurance that participation in the Company's programs will result in improved performance or business outcomes for any participating company.

Our Strengths and Competitive Advantages

We believe our competitive strengths lie in the "blue-chip" benefits we confer and make available to all our portfolio companies. We believe that these benefits will improve their chances of success. Unlike business accelerators who may be more focused on short term financial returns, we provide enthusiastic, supportive, and patient capital. Through mentorship, we will also coach management on how to raise subsequent rounds of financing for their own organic growth, growth through acquisitions, management buyouts, or other material events.

Many of our principals and advisors are entrepreneurs and operators with backgrounds in technology, information design and infrastructure (our platform), banking, corporate finance, and business incubation. If needed, we may coordinate access to a range of operational support, which can include management, marketing and technical support, office space, and human resources and payroll support. The Company does not itself provide legal, accounting, broker-dealer, investment banking, transfer agent, or lobbying services; any such services would be provided by independent third-party providers engaged by the participating company. We believe that helping to remove some of the operational challenges common to early-stage companies allows management to focus on growing the business.

Our true strength lies in our extensive professional network that stems from long-term relationships. This network includes former and current clients and senior managers across industries and disciplines, influencers, business developers, product designers and developers, and board members. We are able to customize our deployment of our deep and extensive networks to each portfolio company and help them open doors and opportunities to build their business and strategic partnering. A key feature of our network includes the ability to deploy enthusiastic and dedicated Gig Workers to assist in their marketing strategies from our unique Follow Me For Equity program.

Follow Me For Equity

As discussed above, the Company has designed a program that allows independent contractors to participate in earning equity. Anyone who has internet access to social media and a little extra time can earn equity in the " Follow Me For Equity " program by simply agreeing to our program's terms and conditions. The Gig Worker can "download" the app from the Apple Store or Google Store, or go to www.followmeforequity.com to enroll. It does not require a cash investment from participants, only their time as a Gig Worker.

The Company's Follow Me for Equity ("FMFE") program is designed to facilitate the performance of service-based promotional and engagement activities by independent contractors. Independent contractors may participate in the FMFE program pursuant to written Independent Contractor and Equity Compensation Agreements.

Participation in the FMFE program does not require the contribution of cash or other capital. Instead, eligible independent contractors "Gig Workers" may perform defined services, which may include promotional, engagement, or outreach activities conducted through digital and social media platforms, subject to program guidelines and contractual terms (the Micro-tasks"). Equity issued in connection with participation in the FMFE program is intended to constitute compensation for services performed and not an investment of capital.

Independent contractors may enroll in the FMFE program through the Company's digital platforms, including mobile applications and web-based interfaces. Enrollment is subject to eligibility requirements, acceptance of contractual terms, and ongoing compliance with program guidelines. Compensation arrangements under the FMFE program may include equity compensation for services performed, subject to vesting conditions, performance criteria, and applicable legal and regulatory requirements. The availability, amount, and form of any equity compensation may vary based on the nature and scope of services performed. Equity eligible to be earned is held in reserve and issued as Gig Workers complete their micro-tasks as tracked through the FMFE program applications.

The Company works with a portfolio of early-stage operating companies participating in its pre-IPO Incubator and Accelerator programs. The number of participating companies may change over time, and the Company may add or remove companies from its programs based on a variety of factors. Participating companies operate across a range of industries. Eligible Gig Workers are able to select in most cases those portfolio and participating companies for which they would like to perform their micro-task services.

Use of the Follow Me for Equity Application

The Follow Me for Equity ("FMFE") application is designed to facilitate the administration of service-based activities performed by Gig Workers pursuant to written Independent Contractor and Equity Compensation Agreements. Independent contractors may perform defined tasks through the FMFE platform in accordance with program guidelines and contractual terms.

As part of the onboarding process, independent contractors provide certain contact and identification information to enable the Company to administer contractual relationships, track service performance, issue equity compensation where applicable, and satisfy recordkeeping and tax-reporting obligations. Equity issued in connection with participation in the FMFE program is intended to constitute compensation for services performed and not an investment of capital.

The FMFE application is used solely in connection with the Company's internal programs and does not operate as a securities marketplace. The application is not used to facilitate the offer or sale of securities by third parties, and it does not enable trading, solicitation, or investment in securities issued by entities other than the Company.

The Market and Competition

Unless otherwise indicated, information contained in this prospectus concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market share, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Third-party industry publications and forecasts generally state that the information contained therein has been obtained from sources generally believed to be reliable. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, assumptions and estimates of our and our industry's future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in "Risk Factors." These and other factors could cause our future performance to differ materially from our assumptions and estimates. See "Cautionary Note Regarding Forward-Looking Statements."

Competitive Landscape

The markets in which we operate include business development services, gig-economy platforms, crowdsourced labor networks, and technology-enabled workforce engagement solutions. While several companies operate in adjacent markets, their business models differ materially from ours, particularly with respect to compensation structure, use of equity, and integration with a barter-based incubator platform.

The following companies represent examples of businesses that provide services utilizing independent contractors or crowdsourced contributors, but which operate under different commercial and economic models than SIERRA INTERNATIONAL NETWORK INC :

  Penji is an online subscription-based platform that connects businesses with freelance graphic designers to provide creative services such as logos and marketing materials. Contributors are compensated in cash for completed design work. Penji does not operate an equity-based compensation model or a business incubator program.

  https://penji.co/company/

  uTest, a brand of Applause App Quality, Inc., operates a global community of independent software testers who provide quality assurance feedback for digital products. Contributors are compensated in cash on a project basis. uTest does not issue equity to participants and does not provide business incubation or accelerator services.

  https://www.utest.com/about-us

  GUURU facilitates real-time customer engagement by enabling experienced product users to provide advice to potential customers via its platform. Participants are classified as freelancers and are compensated through cash or rewards. GUURU does not provide equity compensation and does not operate a barter-based exchange or incubator model.

  https://www.guuru.com/en/community/

  Squadhelp (now operating as Atom) provides naming and branding services through a combination of artificial intelligence and crowdsourced creative contributions. Contributors are typically compensated through cash awards associated with contests. The platform does not issue equity compensation to contributors and does not function as a startup accelerator or incubator.

  Yoobic, which provides digital workplace tools for companies to manage frontline employee engagement, training, and task execution. Yoobic's platform is designed for workforce communication and operational efficiency and does not involve equity compensation or crowdsourced barter-based participation.

In addition, there are established micro-task and online labor marketplaces, including, Amazon Mechanical Turk, Clickworker, and Microworkers, which enables businesses to outsource discrete tasks to independent contractors in exchange for cash-based compensation. These platforms are designed primarily for short-duration tasks and transactional labor services and do not involve the issuance of equity, long-term participation incentives, or integration with a business development or incubation framework. Management believes the Company's combination of equity-based compensation with a business development framework differentiates it from these platforms; however, the Company may face competition from existing or future participants, and the presence of these marketplaces demonstrates market acceptance of the gig worker environment.

Distinguishing Factors

Unlike the platforms described above, SIERRA INTERNATIONAL NETWORK INC 's model incorporates equity-based compensation for services, a barter-based exchange framework, and a long-term business incubation program. Participation in the Follow Me for Equity program is intended to constitute compensation for services performed by independent contractors rather than cash payments, and participation does not involve a monetary investment by contributors. Our platform is designed to align participant incentives with the long-term development of the Company and, where applicable, portfolio companies.

Our Approach to Generating Revenue

Affiliate Marketing

One of the Company's revenue-generating activities includes an Affiliate Marketing program. Under this program, the Company enters into arrangements with third-party businesses to promote their products or services to participants and users within the Company's network. When a user completes a qualifying purchase through a referral made by the Company, the Company may earn a commission or referral fee from the third-party business.

The affiliate marketing program is designed to provide third-party businesses with a performance-based marketing channel. Under these arrangements, partner businesses generally incur no upfront marketing costs and compensate the Company only when a transaction occurs as a result of a referral. The Company believes this structure aligns its interests with those of participating businesses, although there can be no assurance that any such arrangements will generate material revenue.

The Company's affiliate marketing activities may include the promotion of products or services offered by early-stage and established businesses. These offerings may be presented to users through digital communications, platform-based notifications, or other channels made available through the Company's ecosystem. Purchases made through affiliate links or tracking codes allow the applicable third-party business to attribute the transaction to the Company's referral and calculate any applicable commission.

Participation in affiliate marketing communications is optional. Users and investors may elect to opt out of receiving promotional communications or third-party offers at any time and for any reason, in accordance with applicable agreements, privacy policies, and regulatory requirements.

The products and services promoted through the affiliate marketing program may include, among others, software subscriptions, digital tools, online education resources, professional services, or consumer products. The Company does not guarantee the quality, performance, or suitability of any third-party products or services and does not assume responsibility for transactions between users and third-party vendors.

Affiliate marketing revenue, if any, is dependent on user engagement, third-party participation, and overall market conditions. There can be no assurance that the affiliate marketing program will generate meaningful revenue or that any such revenue will be recurring.

Affiliate Marketing - Investor Considerations

The Company's affiliate marketing activities are designed to provide an additional potential source of revenue while offering optional access to third-party products and services. Participation in affiliate-related communications or purchases is voluntary and not required as a condition of holding the Company's securities.

Affiliate marketing arrangements may generate revenue for the Company in the form of referral fees or commissions when users complete qualifying transactions with third-party partners. Any such revenue, if earned, may be used to support general corporate purposes, including operating expenses and business development initiatives. From a business perspective, the affiliate marketing program is intended to increase user engagement with the Company's platform and ecosystem. However, user engagement, transaction volume, and resulting revenue are subject to numerous factors outside the Company's control, including user preferences, market conditions, third-party partner participation, and broader economic trends.

Purchases of third-party products or services made through affiliate links are transactions solely between users and third-party vendors. The Company does not guarantee the quality, performance, or suitability of such products or services and does not assume responsibility for third-party fulfillment, pricing, or customer service.

While affiliate marketing revenue, if realized, may contribute to the Company's overall financial results, investors should not assume that participation in affiliate-related offerings will result in increased revenues, profitability, or shareholder value. Any potential benefits to the Company from affiliate marketing activities are speculative and subject to substantial uncertainty.

The Accelerator Program

As aforementioned, SIERRA INTERNATIONAL NETWORK INC 's business development accelerator program are designed to provide operational, strategic, and advisory support to early-stage companies. A component of the Company's mission is to assist participating companies in preparing for potential future liquidity events, which may include eligibility for listing on a national securities exchange or quotation on an over-the-counter market, where appropriate. The Company does not guarantee that any participating company will pursue or complete a public listing or other liquidity event.

The Company works collaboratively with participating companies and their management teams to provide guidance and resources related to corporate development, compliance readiness, capital formation planning, and strategic decision-making. The Company's role is advisory in nature, and participating companies retain full control over their business operations, governance, and decisions regarding financing transactions, mergers, or potential public offerings.

Compensation for services provided under the Accelerator Program is typically structured as equity consideration rather than cash. This structure is intended to reduce cash expenditures for participating companies while aligning the Company's interests with the long-term development of those businesses. The equity received by the Company in connection with accelerator services is subject to valuation uncertainty, liquidity limitations, and potential impairment, and may not result in realizable value. See "Risk Factors - Risks Related to Potential Investment Company Status."

Intellectual Property

The Company relies on a combination of trademarks, trade names, proprietary processes, contractual arrangements, and confidential information to protect its intellectual property. The Company is in the process of evaluating the registrability and commercial viability of certain trademarks, program names, and aspects of its platform architecture.

At this time, the Company does not hold any issued patents. There can be no assurance that any trademark applications or other intellectual property protections will be successfully obtained, maintained, or enforced, or that such protections will provide a competitive advantage.

Legal Proceedings

The Company is not currently a party to any material legal proceedings. To the Company's knowledge, there are no pending or threatened claims or litigation relating to its business operations, intellectual property, or management. From time to time, the Company may be subject to claims arising in the ordinary course of business.

The Company's Property

The Company does not own any real property. The Company leases office space for its principal executive offices, which are located at 15333 Culver Drive Irvine, CA 92604. The Company believes that its leased facilities are adequate for its current operations.

Conflicts of Interest

The Company has historically provided business development and accelerator services to early-stage companies, including companies participating in its pre-IPO accelerator program. In connection with such services, the Company has, in certain instances, received equity interests as consideration for services rendered.

The Company has implemented policies and procedures intended to identify, disclose, and manage potential conflicts of interest arising from its business activities. In furtherance of these efforts, the Company has ceased offering new equity-based investment opportunities in participating pre-IPO program companies and does not actively market or solicit equity investments in such companies through its platform. As of the date of this prospectus, the Company does not engage in capital-raising activities for participating accelerator companies and does not receive transaction-based compensation in connection with securities offerings of such companies. The Company's role with respect to participating companies is limited to providing advisory, operational, and business development services.

Certain equity interests previously received by the Company in connection with accelerator services may continue to be held. However, the Company does not exercise control over portfolio companies solely as a result of such equity interests, and participating companies retain independent management and governance.

The Company's executive officers and directors may, from time to time, have business relationships with participating companies in the ordinary course of business. Any such relationships are subject to the Company's internal review procedures and applicable disclosure requirements. The Company believes that these policies and procedures are designed to reduce the potential for conflicts of interest; however, there can be no assurance that conflicts will not arise in the future. See "Risk Factors - Risks Related to Conflicts of Interest."

Shares Eligible for Future Sale

As of the date of this prospectus, the number of shares of our common stock issued and outstanding is 1,100,000 shares, based on the records of our transfer agent, Colonial Stock Transfer Company, Inc. This figure is separate from the up to 11,474 shares being registered for resale under this prospectus and from the shares reserved under the Company's equity-compensation program.

This prospectus relates to the registration for resale of up to 11,474 shares of our common stock, all of which are currently outstanding and held by the selling stockholders identified in this prospectus. We are not issuing any new shares in connection with this registration. Accordingly, the number of shares of our common stock outstanding before and after the direct listing will be the same, assuming no additional issuances or repurchases.

All shares registered hereby will be freely tradable upon effectiveness of the registration statement, subject to applicable securities laws and any contractual restrictions that may apply to certain holders.

RISK FACTORS

You should carefully consider the risks and uncertainties described below and the other information in this prospectus before making an investment in our common stock. Our business, financial condition, results of operations, or prospects could be materially and adversely affected if any of these risks occurs, and as a result, the market price of our common stock could decline and you could lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. See the section titled "Special Note Regarding Forward-Looking Statements." Our actual results could differ materially and adversely from those anticipated in these forward-looking statements as a result of certain factors, including those set forth below. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also adversely affect our business.

RISKS RELATED TO THIS OFFERING

Prospective investors must undertake their own due diligence

Prospective investors are being provided with limited information regarding our company, our current and future business, operations, our management, and our financial condition. While we believe the information contained in this Offering, including its exhibits, is accurate, such documents are not meant to contain an exhaustive discussion regarding the company. We cannot guarantee a prospective investor that the abbreviated nature of this Offering will not omit to state a material fact which a prospective investor may believe to be an important factor in determining if an investment in the Shares is appropriate for such investor. As a result, prospective investors are required to undertake their own due diligence of the company, our current and proposed business and operations, our management and our financial condition to verify the accuracy and completeness of the information we are providing in this Offering. An investment in our Company is suitable only for investors who have the knowledge and experience to independently evaluate our company, our business, and prospects.

THIS IS A RESALE REGISTRATION; THE REGISTERED SHAREHOLDERS MAY SELL NONE, SOME, OR ALL OF THEIR SHARES, AND WE WILL NOT RECEIVE ANY PROCEEDS.

This registration statement covers the resale of shares of our common stock by the Registered Shareholders. The Registered Shareholders may sell none, some, or all of the shares registered for resale under this prospectus, and we will not receive any proceeds from any such sales. There is no minimum number of shares that must be sold, and there can be no assurance as to the availability of significant revenues or profitable operations in the future, nor can we ensure that our revenues will not decline.

AS A COMPANY IN THE DEVELOPMENT STAGE, WE FACE CHALLENGES IN EXPANDING OUR PLATFORM AND LEVERAGING THE POTENTIAL OF OUR CROWDSOURCING NETWORK DUE TO THE LACK OF A PUBLIC MARKET FOR OUR SECURITIES.

As a company in the development stage, we face challenges in expanding our platform and leveraging the potential of our crowdsourcing network due to the lack of a public market for our securities. We do not have any firm commitments for additional network resources within our crowdsourcing network, and there may be difficulties in obtaining the necessary sweat equity consideration within our network on acceptable terms. If we are unable to secure the required sweat equity consideration within our crowdsourcing network, our ability to expand our platform and achieve our growth objectives is at risk. In such a scenario, there is a possibility that we may not continue as a going concern, and investors could potentially lose their entire investment in our company.

THERE IS NO PUBLIC MARKET FOR OUR SHARES.

There is no public market for the Shares, and there are no assurances a public market will ever be established. Accordingly, an investment in the Shares should be considered illiquid. Risk adverse investors should not invest in our shares unless they are able to afford to lose their entire investment.

RISKS RELATING TO OUR BUSINESS

A determination that we are an Investment Company may have an adverse effect on our business model.

We have concluded that the equity interests issued to us by the portfolio companies on our platform as consideration for services are the functional equivalent of voting securities, but that our equity interests and business model do not meet the definition of an "investment company" under the Investment Company Act of 1940 (the "Investment Company Act"). We have not asked the SEC staff for concurrence with our analysis, and it is possible that the SEC staff could disagree with one or more of our determinations.

If the SEC staff were to disagree with our treatment of one or more portfolio companies or our conclusion that we do not meet the definition of an investment company, we could be required to adjust our strategy, reduce our percentage of holdings, divest certain assets, or materially modify our business operations. Any such adjustment could have a material adverse effect on our business, financial condition, and results of operations.

Additional risks arise from the significant amount of non-cash equity interests recorded on our balance sheet.

As of September 30, 2025, the Company recorded substantial equity investment assets arising from non-cash transactions in which portfolio companies issued equity securities to the Company in exchange for services and participation rights within the Company's accelerator platform. These equity interests are privately held, are classified as Level 3 fair value measurements under ASC 820, and involve significant management judgment and estimation uncertainty.

Although the Company believes these interests are not "investment securities" for purposes of the Investment Company Act's 40% asset test because they were acquired as consideration for services and in connection with operating activities, the SEC staff could disagree with our analysis. If these equity interests were deemed investment securities and exceeded applicable thresholds, the Company could be required to restructure its holdings, divest certain assets, register as an investment company, or materially modify its business model.

In addition, because these assets are non-cash and not publicly traded, their realizable value is uncertain and may differ materially from recorded amounts. A material impairment or regulatory recharacterization of these investments could have an adverse effect on our financial condition, reported net worth, and business strategy.

Qualification for exemption from registration under the Investment Company Act will limit our ability to make certain investments.

To the extent that the SEC staff provides more specific guidance regarding any of the matters bearing upon the exclusions from investment company status, we may be required to adjust our strategy accordingly. Any additional guidance from the SEC staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen.

The loss of our exclusion from regulation under the Investment Company Act could require us to restructure our operations, sell certain assets, abstain from the purchase of certain assets, or otherwise materially alter our business model, which could have an adverse effect on our financial condition and results of operations. See "Risk Factors - If we are deemed an 'investment company' under the Investment Company Act, we may be required to institute burdensome compliance requirements and our activities may be restricted."

OUR STATUS AS A PUBLIC BENEFIT CORPORATION MAY REQUIRE US TO BALANCE STOCKHOLDER INTERESTS WITH OUR PUBLIC BENEFIT PURPOSE, WHICH COULD AFFECT CORPORATE DECISION-MAKING.

We intend to pursue a public-benefit-oriented mission and are evaluating whether to reorganize as a Delaware Public Benefit Corporation ("PBC") prior to the effectiveness of this registration statement. If we reorganize as a PBC, our directors would be required to balance the pecuniary interests of stockholders with the public benefit purpose identified in our certificate of incorporation and the interests of those materially affected by our conduct. This structure differs from traditional corporations, which generally focus primarily on maximizing stockholder value.

Accordingly, our directors may consider factors other than short-term stockholder returns when making decisions, including the impact of our actions on gig workers, entrepreneurs, communities, and other stakeholders participating in our ecosystem. As a result, certain decisions we make may not maximize immediate financial returns for stockholders.

In addition, our public benefit objectives may subject us to additional scrutiny, stakeholder expectations, or potential claims regarding whether we have adequately pursued or achieved our stated public benefit purpose. There can be no assurance that our public benefit structure will not result in increased costs, additional reporting obligations, governance considerations, or other operational complexities.

We have identified material weaknesses in our internal control over financial reporting.

We are required to comply with the provisions of Section 404 of the Sarbanes-Oxley Act of 2002, which require us to maintain an ongoing evaluation and integration of the internal controls of our business. There were no changes in our internal control over financial reporting that occurred during our fiscal quarter ending September 30, 2025 that materially affected, or are reasonably likely to materially affect, our internal control over financial reporting. Our management, including the Chief Executive Officer, assessed the effectiveness of our internal control over financial reporting as of September 30, 2025.

In making our assessment, we used the framework and criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission ("COSO") (2013). Based on that assessment, our management has identified certain material weaknesses in our internal control over financial reporting. Our management concluded that as of September 30, 2025, our internal control over financial reporting was not effective, and that material weaknesses existed in the following areas as of September, 2025:

  we do not employ full time in-house personnel with the technical knowledge to identify and address some of the reporting issues surrounding certain complex or non-routine transactions. With respect to material, complex and non-routine transactions, management has and will continue to seek guidance from third-party experts and/or consultants to gain a thorough understanding of these transactions;

  we have inadequate segregation of duties consistent with the control objectives including but not limited to the disbursement process, transaction or account changes, and the performance of account reconciliations and approval;

  we have ineffective controls over the period end financial disclosure and reporting process caused by insufficient accounting staff.

Under Section 404 of the Sarbanes-Oxley Act and the SEC's rules, a company cannot conclude that its internal control over financial reporting is effective if one or more material weaknesses exist. Accordingly, until these material weaknesses are remediated, we will be unable to conclude that our internal control over financial reporting is effective. If we are unable to remediate these material weaknesses in a timely manner, or if we identify additional material weaknesses in the future, our financial statements may contain material misstatements, investors may lose confidence in our reported financial information, and the market price of our securities could be adversely affected. In addition, we may incur additional costs and devote significant management time and attention to remediation efforts.

RISK FACTOR - LEVEL 3 EQUITY INVESTMENTS AND VALUATION UNCERTAINTY

Our equity investments are privately held, subject to significant valuation uncertainty, and may not be realizable at their recorded amounts.

As of September 30, 2025, we recorded approximately $9 million of equity investment assets received in connection with non-cash equity-for-asset transactions. These equity interests were issued by nine unaffiliated operating companies in exchange for access to, and participation rights in, our crowdsourced distribution network.

These investments are classified as Level 3 fair value measurements under ASC 820 because the securities are privately held, are not publicly traded, and significant valuation inputs used in determining fair value are unobservable. Accordingly, the valuations of these equity investments require substantial judgment and are inherently uncertain.

Although the recorded values were supported by independent third-party valuation reports, there can be no assurance that these investments could be realized at their recorded amounts, or at all. The equity securities are also subject to contractual transfer restrictions, and there may be limited or no market for resale.

Future events, including changes in the financial condition or operating performance of the investee companies, broader market conditions, or the inability of the investee companies to achieve their business objectives, could result in significant declines in the value of these investments. We may be required to recognize impairment charges or downward fair value adjustments in future periods, which could materially and adversely affect our financial position and results of operations.

Investors should not assume that the recorded fair value of these equity investments represents the amount that we would be able to realize in a liquidation, sale, or other monetization transaction.

OUR NON-CASH EQUITY CROWDSOURCING TRANSACTIONS INVOLVE COMPLEX ACCOUNTING JUDGMENTS AND MAY BE SUBJECT TO REGULATORY SCRUTINY, WHICH COULD RESULT IN FUTURE ADJUSTMENTS OR RESTATEMENTS.

We have entered into non-cash transactions pursuant to which we issued shares of our common stock to participants under our equity crowdsourcing program and received equity securities from third-party companies in exchange for access to our distribution network. These transactions involve the application of complex accounting guidance, including ASC 505-50 (Equity-Based Payments to Non-Employees), ASC 845 (Nonmonetary Transactions), ASC 820 (Fair Value Measurement), and ASC 606 (Revenue Recognition).

The accounting treatment of these transactions requires significant judgment, including the determination of fair value, classification of transactions, assessment of whether arrangements constitute revenue contracts, and evaluation of impairment indicators. Although we believe our accounting treatment is appropriate and supported by independent third-party valuation reports, the SEC or our independent , accounting firm may disagree with certain assumptions, methodologies, or conclusions.

If regulatory authorities or our auditors determine that our accounting treatment was incorrect or requires modification, we may be required to revise our financial statements, recognize impairment charges, adjust prior period results, or restate previously issued financial statements. Any such adjustments could materially adversely affect our financial position, results of operations, stock price, and investor confidence.

In addition, evolving interpretations of accounting standards or future regulatory guidance relating to non-cash equity transactions, valuation practices, or crowdsourced compensation models could require us to change our accounting policies or financial presentation in future reporting periods.

A SIGNIFICANT PORTION OF OUR TOTAL ASSETS CONSISTS OF ILLIQUID, PRIVATELY HELD EQUITY INVESTMENTS, WHICH EXPOSES US TO CONCENTRATION RISK AND MAY LIMIT OUR ABILITY TO GENERATE CASH.

As of September 30, 2025, a substantial portion of our total assets consists of equity investments received in non-cash transactions from nine privately held companies. These investments are classified as Level 3 fair value measurements and are not publicly traded. The securities are restricted and subject to contractual transfer limitations.

Because these investments represent a significant concentration of our assets, our financial condition is highly dependent upon the performance, valuation, and business prospects of a limited number of privately held entities. There can be no assurance that these companies will achieve their projected financial performance, complete liquidity events, or otherwise generate returns that would allow us to realize the recorded value of our investments.

Unlike cash or publicly traded securities, these equity investments cannot be readily converted into cash. As a result, even if the underlying companies perform well, we may not be able to monetize these investments in a timely manner, or at all. Our ability to fund operations, satisfy obligations, or pursue additional growth initiatives may therefore depend on our ability to obtain external financing rather than relying on these investments.

Our equity crowdsourcing model is novel and untested and may face regulatory, accounting, or market acceptance challenge

OUR LIQUIDITY AND CAPITAL RESOURCES.

Our ability to fund operating activities is also dependent upon our ability to access external sources of financing and our ability to effectively manage our expenses in relation to revenues. Our ability to fund working capital and anticipated capital expenditures will depend on our future performance, which is subject to general economic conditions specific to our business development, accelerator, and equity-based compensation activities, demand for our platform and services, competition, and other factors that are beyond our control. There can be no assurance that our operations and access to external sources of financing will continue to provide resources sufficient to satisfy our liabilities arising in the ordinary course of business.

A SUBSTANTIAL PORTION OF OUR ASSETS CONSISTS OF NON-CASH RESTRICTED EQUITY INVESTMENTS THAT MAY NOT GENERATE NEAR-TERM LIQUIDITY

CAPITAL-EFFICIENT OPERATING MODEL

The Company has historically operated under a capital-efficient model designed to minimize cash expenditures during its development stage. Rather than relying exclusively on cash-based compensation and marketing expenditures, the Company has utilized equity-based compensation arrangements and non-cash strategic transactions to build its distribution network and expand its ecosystem.

Management believes this approach has allowed the Company to conserve cash resources while establishing relationships with participants and partner companies. By leveraging equity incentives and non-monetary transactions, the Company has been able to pursue growth initiatives without incurring substantial cash operating expenses.

However, this model results in significant non-cash transactions and equity-based compensation expense, and future operating performance will depend in part on the Company's ability to monetize equity investments and convert network participation into sustainable revenue-generating activities.

WE FACE SUBSTANTIAL COMPETITION IN ATTRACTING AND RETAINING QUALIFIED SENIOR MANAGEMENT AND KEY PERSONNEL AND MAY BE UNABLE TO DEVELOP AND GROW OUR BUSINESS IF WE CANNOT ATTRACT AND RETAIN SUCH SENIOR MANAGEMENT AND KEY PERSONNEL.

As an early-stage company, our ability to develop and grow our business, to a large extent, depends upon our ability to attract, hire and retain highly qualified and knowledgeable senior management and key personnel who possess the skills and experience necessary to satisfy our business needs. Our ability to attract and retain such senior management and key personnel will depend on numerous factors, including our ability to offer salaries, benefits and professional growth opportunities that are comparable with and competitive to those offered by more established companies operating in our marketplace. We may be required to invest significant time and resources in attracting and retaining additional senior management and key personnel as needed. Moreover, many of the companies with which we will compete for any such individuals have greater financial and other resources, affording them the ability to undertake more extensive and aggressive hiring campaigns than we can. The normal running of our operations may be interrupted, and our financial condition and results of operations negatively affected, as a result of any inability on our part to attract or retain the services of qualified and experienced senior management and key personnel, or should our prospective key personnel refuse to serve, or, once appointed, leave prior to a suitable replacement being found.

WE ARE DEPENDENT ON CERTAIN KEY PERSONNEL AND THE LOSS OF THESE KEY PERSONNEL COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, FINANCIAL CONDITION, AND RESULTS OF OPERATIONS.

Our success is, to a certain extent, could be attributable to the management, sales and marketing, and operational expertise of key personnel, that we currently have and may hire and will perform key functions in the operation of our business. If we lose the services of our key personnel or are unable to attract qualified staff, our business could be adversely affected. Our future success is substantially dependent upon the performance, contributions, and expertise of our senior management team. In addition, we are depending on our ability to attract and retain qualified management and operating staff. The departure of any of the members of senior management or any other key executive and the decline in our inability to attract and retain qualified personnel in the future could have a material adverse effect on our business.

WE FACE INCREASING COMPETITION FROM OTHER ESTABLISHED COMPANIES, SMALL ENTERPRISES, AND OTHER ORGANIZATIONS THAT HAVE FAR GREATER RESOURCES AND BRAND AWARENESS THAN WE HAVE.

A number of established businesses and other organizations operate, or may enter, business-development, accelerator, and gig-economy markets similar to ours. Many of these current and potential competitors have substantially greater financial, marketing, research, and other resources than we have, which could adversely affect our ability to compete and could affect the potential market price of our stock.

GOVERNMENT REGULATION COULD ADVERSELY AFFECT OUR BUSINESS.

Our business proposition and services offered are subject to existing and potential government regulation. Our failure, or the failure of our business partners or third-party providers, to accurately anticipate the application of laws and regulations affecting our products and the manner in which we deliver them, or any failure to comply, could create liability for us, result in adverse publicity, or negatively affect our business. In addition, new laws and regulations, or new interpretations of existing laws and regulations, may be adopted with respect to consumer protection and other issues, including pricing, products liability, copyrights and patents, distribution and characteristics and quality of products and services. We cannot predict whether these laws or regulations will change or how such changes will affect our business. Any of this government regulation could impact our growth strategy, which could negatively affect our business, financial condition, including liquidity and profitability, and our results of operations.

WE MAY REQUIRE ADDITIONAL CAPITAL THAT MAY NOT BE AVAILABLE IN THE FUTURE.

If we cannot achieve sufficient cash flows from operation, we will require additional financing. We do not know if additional financing will be available to us on terms that we find acceptable. If financing is not available, we may have to sell, suspend, or terminate our operations.

WE CANNOT ASSURE YOU THAT WE WILL MEET THE FORECASTS.

This Offering contains a number of forward-looking opinions which are based upon management's good faith belief and upon assumptions which management expects are accurate. Often some or all of the assumptions behind forecasts prove to be incorrect. We cannot assure you that we will meet our forecasts.

OUR BUSINESS STRATEGY DEPENDS IN LARGE PART ON OUR ABILITY TO GROW EARLY-STAGE COMPANIES.

Our business model requires us to own and hold in most cases a minority equity position in promising early-stage companies with a developed service or product, at least one customer and two to three years of business activities. There are no assurances that we can identify targets that fit these target investment criteria, and even if we can, that any of the possible transactions under review by us will be concluded successfully. We plan to actively pursue disruptive entrepreneurs and make investments shortly after the Offering. However, there are no assurances that we will be able to do so, or if so, at an attractive valuation.

We may invest in one or more target companies that have existing relationships with entities affiliated with our officers, advisors and existing stockholders which may raise potential conflicts of interest.

While our Chief Executive Officer, Mr. Emil Hakim has not been active in the capital markets certain of our portfolio companies as well their officers and directors in their individual capacities, have existing relationships with numerous private companies. In light of their involvement and that of our advisors and existing stockholders with other entities in the private market, the Company may decide to invest in one or more companies affiliated with the Company's officers, advisors or stockholders. Even though the Company plans to obtain evaluation input from an independent investment banking firm or another independent third party that commonly renders valuation opinions, potential conflicts of interest may still exist, and as a result, the terms of the investment may not be as advantageous to the Company's public stockholders as they would be absent any conflicts of interest. See "Interest of Management and Others in Certain Transactions."

WE MAY NEVER GENERATE SUFFICIENT INCOME TO BECOME PROFITABLE.

Our ability to become profitable will depend, among other things, upon our ability to successfully identify, evaluate, and purchase a controlling stake in promising early-stage companies at a fair price, and later to monetize that stake. Even if we are able to successfully do these and other things that are within our control, there are a lot of factors beyond our control that could impact our ability to generate income or cash flows or be profitable, including those discussed in these risk factors. In addition, there are numerous risks and uncertainties associated with investing in early-stage companies. Notwithstanding our mentorship and value-added services, there are no assurances that these early-stage companies will succeed or can execute a successful exit strategy. We are unable to predict when or whether we will be able to achieve or maintain profitability. We have no history or track record to demonstrate, and we can make no assurances that our business model will be successful. Consequently, it will be difficult for anyone to predict our future success, performance, or viability.

OUR BUSINESS MODEL MAY REQUIRE US TO HAVE HIGHER OPERATIONAL COSTS THAN OTHER BUSINESS INCUBATORS OR ACCELERATORS.

Our focus is on providing growth capital and other resources to early-stage operating companies, with the goal of supporting and accelerating their growth. While we may hold minority equity positions in some of our portfolio companies, we plan to limit our investment in such "investment securities" to not more than 5% of our total assets on an unconsolidated basis, excluding cash and government securities at any time.

RISKS RELATED TO THIS OFFERING AND OWNERSHIP OF OUR COMMON STOCK

There has been no public market for our common stock. An active, liquid and orderly market for our common stock may not develop, or we may in the future fail to satisfy the continued listing requirements of Nasdaq, and you may not be able to resell your common stock at or above the initial public offering price or at all.

Prior to this offering, there has been no public market for our common stock. Although we have applied to list our common stock on Nasdaq, an active trading market for our common stock may never develop or may not be sustained following this offering. We and the representatives of the underwriters determined the initial public offering price of our common stock through negotiation. This price does not necessarily reflect the price at which investors in the market will be willing to buy and sell our shares following this offering.

In addition, an active trading market may not develop following the completion of this offering or, if it is developed, may not be sustained. The lack of an active market may impair your ability to sell your shares at the time you wish to sell them or at a price that you consider reasonable. An inactive market may also impair our ability to raise capital by selling shares and may impair our ability to acquire other businesses or technologies using our shares as consideration, which, in turn, could materially adversely affect our business.

If, after listing, we fail to satisfy the continued listing requirements of Nasdaq, such as the corporate governance requirements or the minimum closing bid price requirement, Nasdaq may take steps to delist our common stock. Such a delisting would likely have a negative effect on the price of our common stock and would impair your ability to sell or purchase our common stock when you wish to do so. In the event of a delisting, we can provide no assurance that any action taken by us to restore compliance with listing requirements would allow our common stock to become listed again, stabilize the market price or improve the liquidity of our common stock, prevent our common stock from dropping below the Nasdaq minimum bid price requirement or prevent future non-compliance with the listing requirements of Nasdaq.

WE DO NOT CURRENTLY INTEND TO PAY DIVIDENDS ON OUR COMMON STOCK, SO ANY RETURNS ON YOUR INVESTMENT WILL BE LIMITED TO THE VALUE OF OUR COMMON STOCK.

We have never declared or paid any cash dividend on our common stock. We currently anticipate that we will retain future earnings for the development, operation, and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. In addition, any future debt agreements may preclude us from paying dividends. Any return to stockholders will therefore be limited to the appreciation of their stock. There is no guarantee that shares of our common stock will appreciate in value or even maintain the price at which stockholders have purchased their shares.

SALES OF A SUBSTANTIAL NUMBER OF SHARES OF OUR COMMON STOCK BY OUR EXISTING STOCKHOLDERS IN THE PUBLIC MARKET COULD CAUSE OUR STOCK PRICE TO FALL.

Sales of a substantial number of shares of our common stock in the public market or the perception that these sales might occur could significantly reduce the market price of our common stock and impair our ability to raise adequate capital through the sale of additional equity or equity-linked securities.

PARTICIPATION IN THIS OFFERING BY OUR EXISTING STOCKHOLDERS AND/OR THEIR AFFILIATED ENTITIES MAY REDUCE THE PUBLIC FLOAT FOR OUR COMMON STOCK.

To the extent certain of our existing stockholders and their affiliated entities participate in this offering, such purchases would reduce the non-affiliate public float of our shares, meaning the number of shares of our common stock that are not held by officers, directors, and controlling stockholders. A reduction in the public float could reduce the number of shares that are available to be traded at any given time, thereby adversely impacting the liquidity of our common stock and depressing the price at which you may be able to sell shares of common stock purchased in this offering. While certain of our existing stockholders and their affiliated entities have expressed interest in potentially participating in this offering, there are no assurances that they will participate in the offering to a material extent, or at all.

GENERAL RISK FACTORS

We will incur significant increased costs as a result of operating as a public company, and our management will be required to devote substantial time to new compliance initiatives.

As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. We will be subject to the reporting requirements of the Exchange Act, which will require, among other things, that we file with the SEC annual, quarterly and current reports with respect to our business and financial condition. In addition, Sarbanes-Oxley, as well as rules subsequently adopted by the SEC and Nasdaq to implement provisions of Sarbanes-Oxley, impose significant requirements on public companies, including requiring establishment and maintenance of effective disclosure and financial controls and certain corporate governance practices. Further, pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the SEC has adopted additional rules and regulations in these areas, such as mandatory "say on pay" voting requirements that will apply to us when we cease to be an emerging growth company. Stockholder activism, the current political environment and the current high level of government intervention and regulatory reform may lead to substantial new regulations and disclosure obligations, which may lead to additional compliance costs and impact the manner in which we operate our business in ways we cannot currently anticipate.

We expect the rules and regulations applicable to public companies to substantially increase our legal and financial compliance costs and to make some activities more time-consuming and costly. The increased costs will decrease our net income or increase our net loss, and may require us to reduce expenditures in other areas of our business. For example, we expect these rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to incur substantial costs to maintain the same or similar coverage. We cannot predict or estimate the amount or timing of additional costs we may incur to comply with these requirements. The impact of these requirements could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, our board committees or as executive officers. If these requirements divert the attention of our management and personnel from other business concerns, they could have a material adverse effect on our business, financial condition, results of operations and prospects.

We are subject to U.S. and certain foreign export and import controls, sanctions, embargoes, anti-corruption laws and anti-money laundering laws and regulations. We could face criminal liability and other serious consequences for violations, which could harm our business.

We, through our subsidiaries and/or portfolio companies, are subject to export control and import laws and regulations, including the U.S. Export Administration Regulations, U.S. Customs regulations, and various economic and trade sanctions regulations administered by the U.S. Treasury Department's Office of Foreign Assets Controls and anti-corruption and anti-money laundering laws and regulations, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.S. domestic bribery statute contained in 18 U.S.C. Section 201, the U.S. Travel Act, the USA PATRIOT Act and other state and national anti-bribery and anti-money laundering laws in the countries in which we conduct activities. Anti-corruption laws are interpreted broadly and prohibit companies and their employees, agents, contractors and other collaborators and partners from authorizing, promising, offering, providing, soliciting or receiving, directly or indirectly, improper payments or anything else of value to or from recipients in the public or private sector. We may engage third parties outside of the United States, and/or to obtain necessary permits, licenses, registrations, and other regulatory approvals. We have direct or indirect interactions with officials and employees of government agencies, universities and other organizations. We can be held liable for the corrupt or other illegal activities of our employees, agents, contractors and other collaborators and partners, even if we do not explicitly authorize or have actual knowledge of such activities, and any training or compliance programs or other initiatives we undertake to prevent such activities may not be effective.

Any violations of the laws and regulations described above may result in substantial civil and criminal fines and penalties, imprisonment, the loss of export or import privileges, debarment, tax reassessments, breach of contract and fraud litigation, reputational harm and other consequences.

Furthermore, U.S. export control laws and economic sanctions prohibit the provision of certain products and services to countries, governments, and persons targeted by U.S. sanctions. U.S. sanctions that have been or may be imposed may impact our ability to continue activities within regions covered by such sanctions. If we fail to comply with export and import regulations and such economic sanctions, penalties could be imposed, including fines and/or denial of certain export privileges. These export and import controls and economic sanctions could also adversely affect our subsidiaries and/or portfolio companies' supply chain.

Unstable market and economic conditions and adverse developments with respect to financial institutions and associated liquidity risk may have serious adverse consequences on our business, financial condition and stock price.

From time to time, the global credit and financial markets have experienced extreme volatility and disruptions, including severely diminished liquidity and credit availability, declines in consumer confidence, declines in economic growth, increases in unemployment rates and uncertainty about economic stability. The financial markets and the global economy may also be adversely affected by the current or anticipated impact of military conflict, including the conflicts between Russia and Ukraine and in the Middle East, terrorism or other geopolitical events. Sanctions imposed by the United States and other countries in response to such conflicts, including the one in Ukraine, may also adversely impact the financial markets and the global economy, and any economic countermeasures by the affected countries or others could exacerbate market and economic instability. In addition, in 2023 the closures of financial institutions and their placement into receivership with the FDIC created bank-specific and broader financial institution liquidity risk and concerns. Future adverse developments with respect to specific financial institutions or the broader financial services industry may lead to market-wide liquidity shortages, impair the ability of companies to access near-term working capital needs, and create additional market and economic uncertainty.

There can be no assurance that future credit and financial market instability and a deterioration in confidence in economic conditions will not occur. Our general business strategy may be adversely affected by any such economic downturn, liquidity shortages, volatile business environment or continued unpredictable and unstable market conditions. If the equity and credit markets deteriorate, or if adverse developments are experienced by financial institutions, it may cause short-term liquidity risk and also make any necessary debt or equity financing more difficult, more costly, more onerous with respect to financial and operating covenants and more dilutive. Failure to secure any necessary financing in a timely manner and on favorable terms could have a material adverse effect on our growth strategy, financial performance and stock price and could require us to delay, limit, reduce or abandon product development or future commercialization efforts or grant rights to develop and market our product candidates even if we would otherwise prefer to develop and market such product candidates ourselves. In addition, there is a risk that one or more of our current service providers, financial institutions, manufacturers and other partners may be adversely affected by the foregoing risks, which could directly affect our ability to attain our operating goals on schedule and on budget.

If securities or industry analysts do not publish research or reports or publish unfavorable research or reports about our business, our stock price and trading volume could decline.

The trading market for our common stock will depend in part on the research and reports that securities or industry analysts publish about us, our business, our market or our competitors. We do not currently have and may never obtain research coverage by securities and industry analysts. If no securities or industry analysts commence coverage of our company, the trading price for our stock would be negatively impacted. In the event we obtain securities or industry analyst coverage, if one or more of the analysts who covers us downgrades our stock, or if we fail to meet the expectations of one or more of these analysts, our stock price would likely decline. If one or more of these analysts ceases to cover us or fails to regularly publish reports on us, interest in our stock could decrease, which could cause our stock price or trading volume to decline.

If we fail to maintain proper and effective internal control over financial reporting, our ability to produce accurate and timely financial statements could be impaired, investors may lose confidence in our financial reporting and the trading price of our common stock may decline.

Pursuant to Section 404 of Sarbanes-Oxley, our management will be required to report upon the effectiveness of our internal control over financial reporting beginning with the second annual report following the completion of this offering. When we lose our status as an "emerging growth company" and do not otherwise qualify as a "smaller reporting company" with less than $100.0 million in annual revenue, our independent , accounting firm will be required to attest to the effectiveness of our internal control over financial reporting. The rules governing the standards that must be met for our management to assess our internal control over financial reporting are complex and require significant documentation, testing and possible remediation. To comply with the requirements of being a reporting company under the Exchange Act, we may need to upgrade our information technology systems; implement additional financial and management controls, reporting systems and procedures; and hire additional accounting and finance staff. If we or, if required, our auditors are unable to conclude that our internal control over financial reporting is effective, investors may lose confidence in our financial reporting and the trading price of our common stock may decline.

We cannot assure you that there will not be material weaknesses or significant deficiencies in our internal control over financial reporting in the future. Any failure to maintain internal control over financial reporting could severely inhibit our ability to accurately report our financial condition, results of operations or cash flows. If we are unable to conclude that our internal control over financial reporting is effective, or if our independent , accounting firm determines we have a material weakness or significant deficiency in our internal control over financial reporting once that firm begins its Section 404 reviews, investors may lose confidence in the accuracy and completeness of our financial reports, the market price of our common stock could decline, and we could be subject to sanctions or investigations by Nasdaq, the SEC or other regulatory authorities. Failure to remedy any material weakness in our internal control over financial reporting, or to implement or maintain other effective control systems required of public companies, could also restrict our future access to the capital markets.

We could be subject to securities class action litigation.

In the past, securities class action litigation has often been brought against a company following a decline in the market price of its securities. This risk may be heightened for newly public companies and companies that commence trading through a direct listing, which can experience significant stock price volatility. If we face such litigation, even if ultimately decided in our favor, it could result in substantial costs and a diversion of our management's attention and resources, which could harm our business.

USE OF PROCEEDS

The Registered Shareholders may, or may not, elect to sell shares of our common stock covered by this prospectus. To the extent any Registered Shareholder chooses to sell shares of our common stock covered by this prospectus, we will not receive any proceeds from any such sales of our common stock. See "Registered Shareholders."

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock, and we do not currently intend to pay any cash dividends after the offering or for the foreseeable future. We expect to retain future earnings, if any, to fund the development and growth of our business. Any future determination to pay dividends on our common stock will be made at the discretion of our board of directors and will depend upon, among other factors, our financial condition, operating results, current and anticipated cash needs, plans for expansion and other factors that our board of directors may deem relevant. In addition, the terms of our credit facilities contain restrictions on our ability to declare and pay cash dividends on our capital stock.

DESCRIPTION OF SECURITIES WE ARE OFFERING

Common Stock. This prospectus relates to the registration for resale of up to 11,474 shares of our common stock (no par value) by the shareholders identified in this prospectus, or the Registered Shareholders, in connection with our direct listing, or the Direct Listing, on the Nasdaq Capital Market, or Nasdaq. The material terms and provisions of our common stock are described in the section entitled "Description of Capital Stock" below.

DETERMINATION OF VALUATION OF COMMON STOCK

From time to time, the Company has obtained independent third-party valuation analyses in connection with internal planning, accounting, and transaction purposes. These valuations were not prepared for the purpose of establishing an offering price, listing price, or market value of our common stock, and should not be relied upon as an indication of the price at which our common stock will trade following the commencement of public trading.

One such valuation analysis was prepared by Transaction Capital LLC, an independent valuation firm, based on the information, financial data, and representations provided by Company management, and applying generally accepted valuation methodologies, which concluded a calculated equity value for the Company of approximately $21.07 billion, corresponding to a per-share value of approximately $272.00, based on assumptions and methodologies described in its valuation materials.

The valuation analysis reflects a capital structure involving circular cross-holdings among the Company and certain affiliated operating companies participating in the Company's accelerator and business development programs. Under this structure, each of more than 100 affiliated operating companies holds shares of the Company's common stock, and the Company holds minority equity interests in each such operating company. The valuation analysis explicitly notes that this circular ownership structure creates duplication effects within the aggregate valuation and that such duplication was not eliminated from the analysis at the direction of Company management.

Transaction Capital LLC included express disclaimers stating that the valuation does not represent a determination of fair market value for public trading purposes, does not account for market liquidity, investor demand, or price discovery, and should not be interpreted as a prediction of the price at which the Company's common stock may trade following a direct listing or otherwise.

Investors are cautioned that historical or internal valuation references, including the valuation described above, are inherently subjective, depend on assumptions that may not prove accurate, and are not indicative of the price at which our common stock will trade in a public market. The actual market price of our common stock following a direct listing may be materially lower or higher than any historical valuation references and will be determined by market participants through buy and sell orders on Nasdaq.

Valuation Based on Cash Transactions

We have completed bona fide private transactions involving the issuance and sale of shares of our common stock at a price of $15.00 per share. These transactions were actual arm's-length transactions between willing buyers and sellers and represent historical private market prices, not estimates or assumptions.

Neither the historical private transaction price of $15.00 per share nor the valuation conclusions of Transaction Capital LLC are intended to predict or imply the price at which our common stock will trade following our direct listing. The public trading price will be determined by market forces, including supply and demand, following the commencement of trading on Nasdaq.

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2025, on an actual basis, and is derived from, and should be read in conjunction with, our unaudited consolidated financial statements and the related notes included elsewhere in this prospectus.

This capitalization table reflects the actual issued and outstanding shares of common stock as confirmed by our transfer agent, Colonial Stock Transfer, and does not give effect to any assumed or hypothetical transactions, including any future issuances, exercises, conversions, or capital raises.

We are not conducting a capital raise in connection with this registration statement. This prospectus relates solely to the resale of existing shares by Registered Shareholders in connection with a direct listing, and no shares are being issued by the Company.

We derived this table from, and it should be read in conjunction with and is qualified in its entirety by reference to, our historical and unaudited pro forma consolidated financial statements and the accompanying notes included elsewhere in this prospectus. You should also read this table in conjunction with "Selected Historical Financial and Operating Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." The information below is in thousands, except share and per share amounts.

As of September 30, 2025
	Actual*		Pro Forma		Pro Forma As Adjusted(1)
Cash and cash equivalents	$		$		$
Stockholders' deficit:
Capital Stock Authorized:	500,000,000 shares of Common Stock (no par value);	-		-
Shares issued and outstanding;	1,100,000					1,100,000
Additional Paid-in Capital
Accumulated deficit
Treasury stock
Total stockholders' deficit	$		$		$

Notes:

  Issued and outstanding shares are based on transfer agent records maintained by Colonial Stock Transfer.

  No pro forma adjustments are reflected because no shares are being issued in connection with this registration statement.

  This table does not reflect any future equity compensation awards, warrant exercises, conversions, or other contingent issuances.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL AND OPERATING DATA

Historical results are included for illustrative and informational purposes only and are not necessarily indicative of results we expect in future periods, and results of interim periods are not necessarily indicative of results for the entire year. You should read the following summary of financial data in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements and related notes thereto included elsewhere in this prospectus.

The selected historical consolidated financial data for the year ended December 31, 2024 are derived from our unaudited consolidated financial statements. The selected historical consolidated financial data for the three months ended September 30, 2025 and 2024 are derived from unaudited interim consolidated financial statements prepared on a basis consistent with our unaudited consolidated financial statements. Interim results are not necessarily indicative of results for a full fiscal year.

Summary Statement of Operations Data

	Three Months Ended September 30		Year Ended December 31
OPERATIONS DATA	2025	2024	2024
Total Revenue	$0		$$245,317,104
Total Cost of Revenue	$26,030		$$169,400,000
Gross Profit	$(26,030)		$$75,917,104
Total Operating Expenses	$26,030		$$2,457,625
Net Operating Income	$0		$$75,459,479
Net Income	$(26,030)		$$75,459,479
BALANCE SHEET DATA
Total Assets	$990,310,000		$$549,187,272
Total Liabilities	$26,340	$	$ 153,796
Total Stockholders' Equity	$990,283,970		$$549,033,476

MANAGEMENT'S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion of our financial condition and results of operations in conjunction with financial statements and notes thereto included elsewhere in this prospectus. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this prospectus, particularly in the section labeled "Risk Factors." This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like "believe," "expect," "estimate," "anticipate," "intend," "project," and similar expressions, or words that, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

General

Our principal executive office is located at 15333 Culver Drive Irvine, CA 92604; our telephone number is (310) 808-5015, and our website is: https://sini.cash The reference to our website does not constitute incorporation by reference of the information contained on our website.

We will file our quarterly and annual reports with the Securities and Exchange Commission (SEC), which the public may view and copy at the SEC's Public Reference Room at 100 F Street, N.E. Washington D.C. 20549, on official business days during the hours of 10 a.m. to 3 p.m. The public may obtain information on the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also will maintain an Internet site, the address of which is www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers which file electronically with the SEC. The periodic and current reports that we will file with the SEC can also be obtained from us free of charge by directing a request to: SIERRA INTERNATIONAL NETWORK INC. (A California Corporation) 15333 Culver Drive Irvine, CA 92604Y, Attn: Corporate Secretary.

The discussion and analysis contains forward-looking statements within the meaning of the federal securities laws. The safe harbor provided in section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934 ("statutory safe harbors") shall apply to forward-looking information provided pursuant to the statements made in this filing by the Company. We urge you to carefully review our description and examples of forward-looking statements included in the section entitled "Cautionary Note Regarding Forward-Looking Statements" at the beginning of this prospectus. Forward-looking statements speak only as of the date of this prospectus and we undertake no obligation to publicly update any forward-looking statements to reflect new information, events or circumstances after the date of this prospectus. Actual events or results may differ materially from such statements. In evaluating such statements, we urge you to specifically consider various factors identified in this prospectus, any of which could cause actual results to differ materially from those indicated by such forward-looking statements. The discussion and analysis should be read in conjunction with the accompanying financial statements and related notes, as well as the risk factors discussed herein.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

On or about March, 2024, the Board of Directors engaged Mary Williams, CPA of Accounting Execs LLC ("Accounting Execs"), as the Company's independent accounting firm for the fiscal year ending December 31, 2024 (going forward), December 31, 2024. Prior to the engagement of Accounting Execs, the Company engaged Amjad N. I. Abu Khamis of CF Audits LLC ("CF Audits"), as the Company's independent licensed public accounting firm for the fiscal year ending December 31, 2023. There currently are no disagreements between CF Audits nor Accounting Execs and the Company.

AUDIT STATUS DISCLOSURE

The Company has obtained financial statements for the fiscal years ended December 31, 2024 and December 31, 2025. The Company will file any required financial statements, auditor report, and auditor consent by amendment prior to requesting effectiveness of this Registration Statement. The Company does not intend to request effectiveness, and no securities will be sold under this Registration Statement, unless and until this Registration Statement is declared effective by the SEC.

INFORMATION WITH RESPECT TO THE REGISTRANT

CURRENT BUSINESS OPERATIONS DESCRIPTION

Overview

As more fully discussed above, SIERRA INTERNATIONAL NETWORK INC ("SINI" and/or the "Company"), a California corporation founded in January of 2024, is a unique business development program and barter exchange network offering a novel approach to business growth and an investment opportunity. By providing equity in exchange for users' contact information in the Follow Me For Equity app and removing traditional financial barriers to investment, we can form communities of engaged business supporters who in turn are able to assist in the business growth and benefit from that growth.

Through pioneering strategies such as equity-for-effort, stock-for-barter, and the flagship Follow Me For Equity ("FMFE") program, a platform by which SINI democratizes investment, extending capital access to gig workers, influencers, and communities historically excluded from startup equity.

Our platform prioritizes user-friendliness and is conveniently accessible across several channels. It can be downloaded from the Apple App Store and the Google Play Store for Android users. Furthermore, our platform can be accessed via a web-based application, thereby reaching a wider user base. This application empowers users to acquire equity in the SIERRA INTERNATIONAL NETWORK INC. without a monetary investment. Their contact information obtained in the Follow Me for Equity app is instead used as consideration for a single share of equity. This innovative method democratizes access to equity, making investment feasible for a broader audience, and allowing for increased participation in business growth and development opportunities.

Significant Accounting Policies and Estimates

The financial statements and accompanying notes have been prepared in accordance with Generally Accepted Accounting Principles (GAAP) issued by the American Institute of Certified Public Accountants. The financial statements have been prepared in accordance with U.S. generally accepted accounting principles (GAAP).". The accounting principles that compose the framework are appropriate for the preparation and presentation of small- and medium-sized entity financial statements, based on the needs of the financial statement users and cost and benefit considerations. In the opinion of the Company's management, the financial statements include all adjustments, which include only normal recurring adjustments, necessary for the fair presentation of the Company's financial position for the periods presented.

Quantitative and Qualitative Disclosures about Market Risk

Our business operations do not subject us to market risk associated with fluctuations in interest rates, foreign currency exchange rates, or derivative transactions. However, in line with Generally Accepted Accounting Principles (GAAP), our management is obliged to make estimates and assumptions that can influence the reported figures for assets, liabilities, revenues, and expenses. Consequently, there is a possibility that actual results may deviate from these estimations. Notable among the key estimates and assumptions made by our management are the determination of the fair value of our common stock, the valuation of stock-based consideration, the assessment of the recoverability and useful lives of long-lived assets, and the evaluation of the valuation allowance pertaining to our deferred tax assets.

Contingencies

The Company may potentially face exposure to losses due to existing conditions that are contingent on future events for resolution. Management, in collaboration with legal counsel, conducts assessments to gauge the likelihood and potential magnitude of any significant losses related to ongoing legal proceedings or unasserted claims. In cases where it is deemed probable that a material loss has been incurred and the liability's amount can be estimated, the estimated liability is recognized in the Company's financial statements. In instances where a potentially significant loss contingency is considered reasonably possible but not probable, or if it is probable but unquantifiable, the nature of the contingent liability and an estimate of the potential loss range, if ascertainable and material, are disclosed. Contingent losses that are deemed remote are generally not disclosed, except in cases involving guarantees, which are disclosed.

Use of Estimates

The preparation of these financial statements in conformity with U.S. generally accepted accounting principles ("U.S. GAAP") requires management to make judgments, estimates, and assumptions that affect the reported amounts of assets, liabilities, revenues, and expenses. Significant estimates include allowances for doubtful accounts, useful lives of intangible assets and property, and the recognition of certain expenses. Actual results could differ from these estimates.

Risk and Uncertainties

As indicated in Note 1 of the Financial Statements, the Company faces risks and uncertainties that could materially affect future operating results and financial condition. Key risks include, but are not limited to:

  Market volatility and economic uncertainties that may impact cash flows and asset values.

  Credit risk from counterparties and significant customers.

  Operational risks associated with cost management and revenue fluctuations.

  Management continuously monitors these risks and adjusts internal controls accordingly.

Going Concern

Management has evaluated the Company's ability to continue as a going concern. The final conclusion regarding the Company's ability to continue as a going concern will conform to the opinion expressed in the final, signed auditor's report once issued.

Cash and Cash Equivalents

Cash balances consist of funds held in various bank accounts, including:

  Barter Bank

  SINI BMO Business Checking and Savings Accounts

  SINI Varo and Wells Fargo accounts (as applicable)

The cash balance reported represents funds available for daily operations and liquidity purposes. Bank reconciliations are performed on a monthly basis in accordance with internal control policies.

Accounts Receivable

Accounts receivable are stated at the net amount expected to be collected. An allowance for doubtful accounts is established based on historical experience, current economic conditions, and management's assessment of customer creditworthiness. No individual account receivable is considered material to warrant separate disclosure.

Internal Use Software

Software developed or acquired for internal use is capitalized if the costs incurred meet the criteria under GAAP. Such costs are amortized over the estimated useful life of the software. Post-implementation costs that do not meet capitalization criteria are expensed as incurred.

Property and Equipment

Property, plant, and equipment are recorded at cost and depreciated using the straight-line method over their estimated useful lives. Impairment reviews are performed periodically. The net carrying amount, though immaterial relative to total assets in this instance, is disclosed to provide a complete view of capitalized assets.

Revenue Recognition and Performance Obligations

Revenue is recognized when control of the promised goods or services transfers to the customer and the amount of revenue can be reliably measured.

  Barter Revenue: Recognized when an exchange of goods or services occurs, based on fair value measurement.

  Services Revenue: Recognized over the period in which the services are rendered.

The Company's performance obligations are identified in its contractual arrangements and are satisfied upon delivery of goods or the completion of services.

Deferred Revenue

Deferred revenue represents cash received in advance of performance. It is recorded as a liability until the related performance obligations are satisfied. The timing of revenue recognition aligns with the fulfillment of these obligations.

Cost of Revenue

Cost of revenue comprises direct costs incurred to produce goods and provide services, including those related to barter transactions. These costs are recorded in the period in which the corresponding revenue is recognized.

Financial Statements Reflect Barter Transactions

Our financial statements mirror our reliance on barter transactions and equity consideration. Barter transactions involve the exchange of goods or services without the use of cash, while equity consideration transactions entail issuing equity in exchange for goods or services. We recognize revenue from these transactions based on the fair value of the goods or services exchanged. However, it is worth noting that our financial statements may have included revenues from these transactions without separate identification.

Valuation and Reporting

Barter transactions are reported at their fair market value, which represents the value of the products or services exchanged. The fair market value is determined based on comparable market prices or other appropriate valuation methods. This approach ensures that our financial statements accurately reflect the economic value of these transactions.

By clearly disclosing the methodology and considerations used in valuing barter transactions, we provide investors with a comprehensive understanding of how these transactions are accounted for in our financial statements. This transparency promotes informed decision-making and enhances the overall integrity of our financial reporting.

Distinguishing Barter Dollars From Cash Dollars

Investors should understand the distinction between barter dollars and cash dollars within the context of our operations and financial reporting.

Barter Dollars

Barter dollars refer to a form of currency used exclusively within our barter network. These barter dollars enable us to acquire necessary goods and services without the need for cash expenditure. By leveraging the benefits of barter within our network, we aim to optimize resources, reduce cash expenditure, and enhance our financial performance. Barter transactions are separately identified and reported within our financial statements, ensuring transparency in our reporting practices.

Barter Dollars represent a form of non-cash currency used by the Company to exchange goods and services. These barter credits are treated similarly to cash for tax purposes under 26 USC 6045, which mandates that barter transactions be reported as income based on their fair market value. However, for financial reporting purposes, barter dollars are not considered cash or cash equivalents because they are not readily convertible to actual cash and do not meet the liquidity requirements defined under U.S. GAAP (ASC 350) for classification as cash or cash equivalents.

As such, barter dollars have been reclassified as non-cash assets under Other Current Assets. These assets represent the fair market value of trade dollars held by the Company for operational purposes and can be used for future exchanges of goods and services within our established barter system.

Barter dollars are periodically reconciled as part of the Company's internal controls, and the value of barter transactions is recorded at the fair market value at the time of exchange. Barter transactions are handled in accordance with the Company's internal controls policy to ensure accurate reporting and reconciliation. These assets are not part of the Company's cash equivalents or liquid resources available for immediate use in daily operations.

Cash Dollars

Cash dollars, on the other hand, represent traditional currency used outside of our barter network. Cash is not involved in our barter transactions and is utilized for expenses or transactions conducted beyond the scope of our network. Cash transactions are not included within the line items for barter transactions in our financial statements.

This distinction between barter dollars and cash dollars is important for investors to understand the different purposes and contexts in which these currencies are used. While barter dollars serve as cash conservators and contribute to our profitability, cash dollars are utilized for transactions external to our network.

Plan of Operation for the Next Twelve Months

Over the upcoming year, our cost of revenue will be primarily driven by the operation of the Crowdsourcing Network, which focuses on offering products and services through promotions, special offers, and marketing efforts. We plan to allocate sufficient resources to research and development expenses related to our Follow Me For Equity platform and mobile app, and we anticipate such expenses in the foreseeable future as the use of artificial intelligence (AI) continues to drive market differentiation and system efficiencies. Additionally, we expect to incur significant expenses related to marketing and promotional activities for the products we intend to promote. Additionally, our general and administrative expenses, encompassing legal, accounting, and consulting fees, are presently at a minimum level, but we anticipate an increase in these expenses as we intensify our operational activities.

Income Taxes

Income tax expense is determined using the asset and liability method. Deferred tax assets and liabilities are recognized for temporary differences between the financial reporting and tax bases of assets and liabilities. The effective tax rate is based on enacted tax laws applicable to the Company's operations in California and other jurisdictions.

Advertising

Advertising costs are expensed as incurred. The Company records advertising expenses in the period in which related services are received, and these are included in the operating expenses section of the Profit and Loss statement.

Concentrations of Credit Risk and Significant Customers

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and accounts receivable. Cash balances are maintained at financial institutions that management believes to be creditworthy; however, such balances may at times exceed federally insured limits.

Credit risk related to accounts receivable is managed through ongoing monitoring of customer balances, periodic credit evaluations, and historical collection experience. The Company does not require collateral for receivables and has not experienced material losses related to credit risk to date.

To the extent the Company conducts transactions with significant customers or counterparties, such transactions are conducted on terms management believes to be consistent with those available in arm's-length transactions.

Off-Balance Sheet Arrangements

The Company does not have any off-balance sheet arrangements, as defined under applicable rules of the Securities and Exchange Commission, that have or are reasonably likely to have a current or future effect on the Company's financial condition, results of operations, liquidity, capital expenditures, or capital resources.

Restricted cash

The Company does not maintain any restricted cash balances. There are no cash balances subject to contractual restrictions, bond requirements, or cash collateral or guarantee arrangements.

Subsequent Events

Management has reviewed events subsequent to the balance sheet date through the date of this report. No material subsequent events have been identified that would require adjustment or disclosure in these financial statements.

Recent Accounting Pronouncements

The accompanying consolidated financial statements have been prepared in accordance with U.S. GAAP. Management has evaluated all recently issued accounting pronouncements that are effective for the Company for the periods presented and has determined that such pronouncements did not have, or are not expected to have, a material impact on the Company's consolidated financial statements.

In the opinion of management, the consolidated financial statements include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the Company's financial position, results of operations, and cash flows for the periods presented.

In December 2019, the FASB issued ASU No. 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes. ASU 2019-12 eliminated certain exceptions and changed guidance on other matters. The exceptions relate to the allocation of income taxes in separate company financial statements, tax accounting for equity method investments and accounting for income taxes when the interim period year-to-date loss exceeds the anticipated full year loss. Changes relate to the accounting for franchise taxes that are income-based and non-income-based, determining if a step up in tax basis is part of a business combination or if it is a separate transaction, when enacted tax law changes should be included in the annual effective tax rate computation, and the allocation of taxes in separate company financial statements to a legal entity that is not subject to income tax. The new standard is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020, with early adoption permitted. The Company is currently evaluating the potential impact but does not believe there will be an impact of the adoption of this standard on its results of operations, financial position and cash flows and related disclosures.

On October 9, 2023 the FASB issued ASU No. 2023-06 Disclosure Improvements - Codification Amendments in Response to the SEC's Disclosure Update and Simplification Initiative are in response to the U.S. Securities and Exchange Commission's (SEC) Release No. 33-10532, Disclosure Update and Simplification, in which the SEC referred certain of its disclosure requirements that overlap with, but require incremental information to, generally accepted accounting principles to the FASB for potential incorporation into the Codification. The amendments in this Update are the result of the Board's decision to incorporate into the Codification 14 of the 27 disclosures referred by the SEC. Certain of the amendments represent clarifications to or technical corrections of the current requirements and other amendments add incremental disclosure requirements to align with the SEC's regulations.

For entities subject to the SEC's existing disclosure requirements and for entities required to file or furnish financial statements with or to the SEC in preparation for the sale of or for purposes of issuing securities that are not subject to contractual restrictions on transfer, the effective date for each amendment will be the date on which the SEC's removal of that related disclosure from Regulation S-X or Regulation S-K becomes effective, with early adoption prohibited. For all other entities, the amendments will be effective two years later. For all entities, if by June 30, 2027, the SEC has not removed the applicable requirement from Regulation S-X or Regulation S-K, the pending content of the related amendment will be removed from the Codification and will not become effective for any entity. The Company does not expect this new guidance to have a material impact on its consolidated financial statements.

PROPERTIES

The Company leases its principal executive office located at 15333 Culver Drive Irvine, CA 92604. The Company believes that its leased facilities are adequate for its current operations and anticipated near-term needs.

GOVERNMENT REGULATION

The Company's business is subject to regulation by various federal, state, and local governmental authorities in the United States. These regulations include, but are not limited to, oversight by the Securities and Exchange Commission ("SEC"), the Federal Trade Commission ("FTC"), and the Internal Revenue Service ("IRS"). The Company is also subject to laws and regulations relating to securities, taxation, labor and employment, intellectual property, data privacy, and other business practices applicable to its operations in the United States and the State of California.

Compliance with applicable laws and regulations may require the Company to incur additional costs or impose restrictions on its operations. Changes in existing laws or regulations, or the adoption of new laws or regulations, could have a material impact on the Company's business, financial condition, or results of operations.

LEGAL PROCEEDINGS

During the past two years, there have been no events under any bankruptcy act, no criminal proceedings and no judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any of the current persons nominated to become directors or executive officers, and none of these persons has been involved in any judicial or administrative proceedings resulting from involvement in mail or wire fraud or fraud in connection with any business entity, any judicial or administrative proceedings based on violations of federal or state securities, commodities, banking or insurance laws or regulations, or any disciplinary sanctions or orders imposed by a stock, commodities or derivatives exchange or other self-regulatory organization.

From time to time, we may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have, individually or in the aggregate, a material adverse effect on our business, financial condition or operating results.

MANAGEMENT OF THE COMPANY

The name of the officers and directors of the Company as of September 30, 2025, as well as certain information about them, are set forth below:

Name	Position	Age
Executive Officers:
Emil Hakim	Chief Executive Officer/President	58
Jeremy Duncan	Chief Financial Officer/Treasurer	51
Jordan Stewart	Secretary	37

Directors:
Van Brown	Director	37
Terence Stevens	Director	51
Brent Davis	Director	67
Emil Hakim	Chairman	58

DIRECTORS, EXECUTIVE OFFICERS, AND SIGNIFICANT EMPLOYEES

The following individuals serve as our executive officers and members of our board of directors:

Emil Hakim, Chief Executive Officer, Chairman of the Board

Mr. Emil Hakim has over 30 years of experience as an entrepreneur, executive, and advisor involved in the formation, financing, and development of early-stage and growth-stage companies across multiple industries, including communications, construction, entertainment, technology, and real estate. His professional experience includes work in the United States, Asia, Europe, and the Middle East. Since 2020, Mr. Hakim has served as Managing Director of Barter Ventures, where he has overseen and structured transactions involving advisory services, portfolio company development, capital structuring, and private equity-related activities. In prior roles, he has held senior operational and management positions at several startup companies, where he was involved in strategic planning, technology development, and corporate acquisitions. Mr. Stewart has also participated in capital markets-related activities, including private financings and venture-oriented transactions, and has experience advising companies on corporate structure, growth strategy, and preparation for public or alternative liquidity events.

Jeremy Duncan, Chief Financial Officer (since 2020)

Mr. Jeremy Duncan has over 25 years of experience as an entrepreneur, executive, and investor, with a professional background spanning the trucking, logistics, and real estate industries. Throughout his career, he has founded, managed, and led multiple organizations, where he was responsible for strategic planning, operational execution, and financial oversight. Mr. Duncan's background includes formal training and practical experience in accounting and financial management, providing him with expertise in financial reporting, internal controls, risk management, and performance analysis. His experience enables him to evaluate business opportunities with a disciplined, finance-oriented approach and to oversee the Company's financial structure and reporting processes.

In addition to his executive experience, Mr. Duncan has served as a mentor and advisor to entrepreneurs and business operators at various stages of development. He has also authored written works focused on financial literacy, business operations, and leadership principles. Mr. Duncan has been involved in community-focused initiatives emphasizing economic empowerment and workforce development, particularly within underserved communities, through business ownership, employment opportunities, and educational efforts.

Jeremy Edwards , Secretary (since 2020)

Mr. Jeremy Edwards has focused on corporate governance policies and procedures, including board practices, internal controls, ethical standards, and compliance frameworks applicable to growing companies. In his role as Secretary, he assists the Company with governance-related matters, recordkeeping, and the maintenance of corporate policies and procedures in accordance with applicable legal and regulatory requirements.

Independent Directors

Van Brown, Director

Mr. Brown is an entrepreneur, author, and advisor with experience supporting early-stage and growth-oriented companies, particularly those with innovative or mission-driven business models. His professional background includes founding and advising multiple ventures and working with management teams on organizational development, governance, and operational planning. Mr. Brown also has experience mentoring founders and business teams, providing guidance on leadership, organizational structure, and long-term value creation.

Terence Stevens, Director

Brent Davis, Director

Board Committees

Our board of directors has established standing committees in connection with the discharge of its responsibilities. These committees include an Audit Committee and a Compensation Committee. Our board of directors has adopted a written charter for the Audit Committee, but in reliance on the exemption available for controlled companies, the Compensation Committee will not have a written charter addressing the committee's purpose and responsibilities. Upon the listing of our Common stock on Nasdaq, a copy of the charter for the Audit Committee will be available on our website. Our board of directors may establish other committees as it deems necessary or appropriate from time to time.

Audit Committee

The Audit Committee is responsible for, among other matters:

- appointing, compensating, retaining, evaluating, terminating, and overseeing our independent , accounting firm;

- discussing with our independent accounting firm matters relating to its independence from management;

- reviewing with our independent , accounting firm the scope and results of the audit;

- approving all audit and permissible non-audit services to be performed by our independent , accounting firm;

- overseeing the financial reporting process and reviewing with management and our independent , accounting firm our interim and annual financial statements filed with the Securities and Exchange Commission;

- reviewing and monitoring our accounting principles, accounting policies, financial reporting controls, and compliance with legal and regulatory requirements;

- coordinating oversight by the board of directors of our code of business conduct and disclosure controls and procedures;

- establishing procedures for the confidential or anonymous submission of concerns regarding accounting, internal controls, or auditing matters; and

- reviewing and approving related-party transactions.

Upon the listing of our common stock on Nasdaq, our Audit Committee will initially consist of Emil Hakim and such additional directors as may be appointed by the board of directors from time to time.

Rule 10A-3 under the Securities Exchange Act of 1934, as amended, requires that a listed company have at least one independent audit committee member upon initial listing, a majority of independent audit committee members within 90 days of listing, and a fully independent audit committee within one year of listing. We intend to comply with these requirements within the applicable phase-in periods.

Our board of directors will affirmatively determine the independence of any audit committee members in accordance with Rule 10A-3 and applicable Nasdaq listing standards. Our board of directors will also designate at least one member of the Audit Committee as an "audit committee financial expert," as defined in Item 407(d)(5) of Regulation S-K, when such designation is required.

Compensation Committee

The Compensation Committee is responsible for, among other matters:

- reviewing key employee and executive compensation goals, policies, plans, and programs;

- reviewing and approving the compensation of our directors and executive officers;

- reviewing and approving employment agreements and other similar arrangements with executive officers; and

- appointing and overseeing any compensation consultants or advisors.

Upon the listing of our common stock on Nasdaq, our Compensation Committee will consist of Emil Hakim and such other directors as may be appointed by the board of directors. Within the time period required by applicable Nasdaq listing standards, the Compensation Committee will be composed entirely of independent directors, subject to any available exemptions.

Risk Oversight

Our board of directors oversees our risk management process. The board is responsible for determining the appropriate level of risk for the Company, assessing the principal risks facing the Company, and reviewing the steps taken by management to manage those risks. While the board of directors retains ultimate oversight responsibility for risk management, its committees oversee risk in specific areas. The Compensation Committee oversees risks related to executive compensation policies and practices. The Audit Committee oversees risks related to financial reporting, internal controls, compliance, and potential conflicts of interest. The board of directors oversees enterprise-level risks and risks related to board independence and governance.

Term of Office

Our second amended and restated bylaws provide that each director holds office until the next annual meeting of stockholders following his or her election and until his or her successor is duly elected and qualified, or until such director's earlier resignation or removal.

Compensation Committee Interlocks and Insider Participation

Following the listing of our common stock on Nasdaq, all compensation and related matters involving our executive officers and directors will be reviewed and approved by our Compensation Committee. None of our executive officers currently serves, nor has served during the past fiscal year, as a member of the compensation committee (or other committee performing equivalent functions) of any entity that has one or more executive officers serving on our board of directors.

Code of Ethics and Conduct

Our board of directors has adopted a Code of Ethics and Conduct applicable to our directors, officers, and employees. Upon the listing of our common stock on Nasdaq, a copy of the Code of Ethics and Conduct will be available on our website. We intend to disclose on our website any amendments to, or waivers of, the Code of Ethics and Conduct applicable to our principal executive officer, principal financial officer, principal accounting officer, controller, or persons performing similar functions, as required by applicable SEC and Nasdaq rules.

Deferred Compensation and Founder Equity

From January 24, 2024, the date of the Company's incorporation, through December 20, 2025, Emil Hakim, our Chief Executive Officer and Chairman of the Board, did not receive any cash salary or equity compensation for his services to the Company. Mr. Hakim devoted substantially all of his professional time to the Company during this period without cash compensation. No salary, bonus, or equity awards were paid or issued to Mr. Hakim during this time for services rendered.

Pursuant to a founder equity arrangement established at the formation of the Company, Mr. Hakim earned an aggregate of 7,500,000 shares of the Company's common stock over a four-year period, at an implied value of $26.40 per share as of the commencement of the arrangement. These shares were issued in consideration of founder services, intellectual property development, and long-term strategic contributions to the Company and were not issued as compensation for services during the period from January 24, 2024 through December 20, 2025.

The issuance of founder shares to Mr. Hakim was not funded by investor proceeds, was not tied to any financing transaction, and did not involve the deferral or forgiveness of any cash compensation. The founder equity arrangement was established prior to the Company's capital-raising activities and was not negotiated contemporaneously with any investor investment.

Other than the foregoing, the Company has not entered into any employment, consulting, or compensation agreements with Mr. Hakim that provide for cash salary, bonus compensation, or equity-based awards.

Family Relationships

The Company will update this disclosure prior to effectiveness to state whether any family relationships exist among its directors, executive officers, or persons nominated or chosen to become directors or executive officers, as required by Item 401(d) of Regulation S-K.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes the compensation paid, with respect to years ended December 31, 2024 and 2023 for services rendered to us in all capacities, to each person who served as an executive officer of the Company:

				Stock	Option	Incentive Plan	All Other
Name and Principal	Year	Salary	Bonus	Awards	Awards	Compensation	Compensation	Total
Position		($)	($)	No. of Shares	($)	($)	($)	($)
Emil Hakim (1)	2024	0	0
President / CEO	2023	0	0	7,500,000				0
Jeremy Duncan	2024	0	0	0				0
Treasurer / CFO	2023	0	0	0				0
Jordan Stewart	2024	0	0		0
Secretary	2023	0	0	0	0			0

(1) From January 24, 2024 (the date of the Company's incorporation) through December 20, 2025, Emil Hakim, our Chief Executive Officer and Chairman of the Board, did not receive any cash salary, bonus, or equity-based compensation for his services to the Company. Mr. Stewart devoted substantially all of his professional time to the Company during this period on an uncompensated basis.

Pursuant to a founder equity arrangement established at the formation of the Company, Mr. Stewart earned an aggregate of 7,500,000 shares of the Company's common stock over a four-year period at an implied value of $26.40 per share as of the commencement of the arrangement. These shares were issued in consideration of founder services, intellectual property development, and long-term strategic contributions to the Company. The founder equity arrangement was established prior to the Company's capital-raising activities and was not negotiated contemporaneously with any financing transaction. The issuance of founder shares was not funded with investor proceeds, was not compensation for services performed during the period from January 24, 2024 through December 20, 2025, and did not involve the deferral or forgiveness of any cash compensation.

Other than the foregoing, the Company has no employment, consulting, or compensation agreements with Mr. Stewart providing for cash salary, bonuses, or equity-based awards.

Outstanding Equity Awards

As of September 30, 2025, there were no outstanding stock options, restricted stock awards, or other equity incentive awards issued to executive officers or directors.

The only equity reserved but not yet issued as of that date consists of shares reserved for issuance to independent contractors participating in the Company's Gig Worker Equity Compensation Program pursuant to their Independent Contractor and Equity Compensation Agreements, as disclosed elsewhere in this prospectus.

Employment and Consulting Arrangements

The Company has not entered into employment agreements providing for cash salary, bonuses, or other cash compensation with its executive officers as of the filing of this prospectus. Any future employment agreements or other compensation will be determined by the Compensation Committee when constituted.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

AND RELATED STOCKHOLDERS MATTERS

The following table sets forth, as of September 30, 2025, information regarding the ownership of the Company's outstanding shares of common stock by (i) each person known to management to own, beneficially or of record, more than 5% of the outstanding shares of our common stock, (ii) each director of the Company, (iii) each executive officer of the Company, and (iv) all directors and executive officers as a group. The total number of shares of our common stock issued and outstanding as of September 30, 2025 is 1,100,000 shares, based on the records of our transfer agent, Colonial Stock Transfer Company, Inc. The percentages shown in the table below are to be updated once the final outstanding-share figure is confirmed.

Name of Beneficial Owners(1)	Amount and Nature of Beneficial Ownership	Percent of Shares Outstanding
Emil Hakim (i)	7,500,000	To be updated
Jeremy Duncan (ii)	543,480	To be updated
Jordan Stewart (iii)	543,480	To be updated
Brent Davis (iv)	10,000	To be updated
All directors and executive officers as a group (5 persons) (i)(ii)(iii)(iv)(v)	8,596,960	10.57%
(1)

Under SEC rules (i) a person is deemed to be the beneficial owner of shares if that person has, either alone or with others, the power to vote or dispose of those shares. The persons named in the table have sole voting and dispositive power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable.

(i) Emil Hakim - Director (Chairman) & Office (President/CEO)

(ii) Jeremy Duncan - Director & Officer (Treasurer/CFO)

(iii) Jordan Stewart - Officer (Secretary)

(iv) Brent Davis - Director

DESCRIPTION OF CAPITAL STOCK

General

This prospectus describes the general terms of our capital stock. The following description is not complete and may not contain all the information you should consider before investing in our capital stock. For a more detailed description of these securities, you should read the applicable provisions of California Corporations Code (CA Corp Code) and our Articles of Incorporation, referred to herein as our Articles of Incorporation, and our amended and restated bylaws, referred to herein as our Bylaws. When we offer to sell a particular series of these securities, when authorized and designated, we will describe the specific terms of the series in a supplement to this Prospectus. Accordingly, for a description of the terms of any series of securities offered, you must refer to both the prospectus supplement relating to that series and the description of the securities described in this prospectus. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

Common Stock

As of September 30, 2025, the Company is authorized to issue 500,000,000 shares of Common Stock (no par value). The number of shares of Common Stock issued and outstanding is 1,100,000 shares, based on the records of our transfer agent, Colonial Stock Transfer Company, Inc. In addition, 1,388,772 shares of common stock are held in reserve for 14,028 Gig Workers who have entered into Independent Contractor and Equity Compensation Agreements with the Company.

Preferred Stock

We have no preferred stock authorized or designated as of the filing of this prospectus.

Dividend Policy

We have never declared or paid any cash dividends on our common stock.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Colonial Stock Transfer Company, Inc., 7840 S 700 E, Sandy, UT 84070;

Ph: (801) 433-9559; website: www.colonialstock.com

SELLING STOCKHOLDERS

REGISTERED SHAREHOLDERS

The following table sets forth the number of shares of our Common stock held by and registered for resale by means of this prospectus for the Registered Shareholders.

The Registered Shareholders include certain shareholders with "restricted" securities under the applicable securities laws and regulations who, because of their status as our affiliates pursuant to Rule 144 or because they acquired their capital stock from an affiliate or from us within the prior 12 months from the date of any proposed sale, would otherwise be unable to sell their securities pursuant to Rule 144 until we have been subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act for a period of at least 90 days. See "Shares Eligible for Future Sale" for further information regarding sales of such "restricted" securities if not sold pursuant to this prospectus.

Information concerning the Registered Shareholders may change from time to time and any changed information will be set forth in supplements to this prospectus, if and when necessary. Because the Registered Shareholders may sell all, some, or none of the shares of our Common stock covered by this prospectus, we cannot determine the number of such shares of our Common stock that will be sold by the Registered Shareholders, or the amount or percentage of shares of our Common stock that will be held by the Registered Shareholders upon consummation of any particular sale. In addition, the Registered Shareholders listed in the table below or Exhibit XX, filed with this prospectus and incorporated herein, may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, our shares of Common stock in transactions exempt from the registration requirements of the Securities Act, after the date on which they provided the information set forth in the table below.

We currently intend to use our reasonable efforts to keep the registration statement of which this prospectus forms a part effective for a period of 90 days after the effectiveness of the registration statement. We are not party to any arrangement with any Registered Shareholder or any broker-dealer with respect to sales of shares of our Common stock by the Registered Shareholders.

The Registered Shareholders have not, nor have they within the past three years had, any position, office, or other material relationship with us, other than as disclosed in this prospectus. See "Directors and Executive Officers" and "Certain Relationships and Related Party Transactions" for further information regarding the Registered Shareholders.

In accordance with the rules of the SEC, beneficial ownership includes sole or shared voting or investment power with respect to our securities, and includes the Common stock issuable pursuant to options, warrants and other convertible securities that are exercisable or settled within 60 days of June 24, 2026. Shares of Common stock issuable pursuant to options, warrants or other convertible securities are deemed outstanding for computing the percentage of the class beneficially owned by the person holding such securities but are not deemed outstanding for computing the percentage of the class beneficially owned by any other person. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable.

Percentage ownership shown in the table above is to be updated based on the final number of shares of our common stock issued and outstanding as reflected in the records maintained by Colonial Stock Transfer, the Company's transfer agent.

Name and Address of Registered Shareholders (1)	Common Stock Beneficially Owned	Percentage Ownership of Common Stock	Common Stock Being Registered

All Other Registered Shareholders	Their total holdings	4.14%	3,000,000

Total Number of Shares Being Registered			3,000,000

Listing

Our common stock is not listed on a national securities exchange but we are applying to Direct List on the NASDAQ Capital Market under the symbol "BLKS" (reserved). No assurance can be given that our application will be approved or that our common stock will be listed on Nasdaq. We have not applied to list our common stock on any other exchange or quotation system.

Limitations on Officers' and Directors' Liability

Our bylaws, as amended and restated on November 11, 2024, contain provisions indemnifying our directors and officers. Article VII, Section 7.1 states, "[T]he Corporation shall indemnify directors, officers, and agents to the fullest extent permitted by law."

California's indemnification provisions, detailed in Corporations Code Section 317, mandate that corporations may indemnify directors and officers who acted in good faith and without a reasonable belief of unlawful conduct, with mandatory indemnification if successful in defending a lawsuit. Indemnification can cover expenses like attorney fees, judgments, and settlements. A director or officer is entitled to indemnification if they are successful on the merits or otherwise in the defense of any proceeding brought by reason of their corporate role. Corporations are permitted to indemnify a director or officer in other situations, provided they acted in good faith and in a manner they reasonably believed to be in the best interests of the corporation. For criminal proceedings, the individual must have had no reasonable cause to believe their conduct was unlawful.

This provision does not affect a director's liability under the federal securities laws. To the extent that our directors, officers and controlling persons are indemnified under the provisions contained in our articles of incorporation, bylaws or Delaware law against liabilities arising under the Securities Act, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth as of the most recent fiscal year ended December 31, 2024, certain information with respect to compensation plans (including individual compensation arrangements) under which our common stock is authorized for issuance:

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(2)	(b) Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a) and (b))
Equity compensation plans approved by security holders:	3(1, 2)	$15	1,388,772(1, 2)
Equity compensation plans not approved by security holders:	0	0	0
Total:	0	0	0

(1) Currently, there exists the approval by board resolution dated January 25, 2021, for an Employment Equity Compensation for Employees, Statutory Employees, and Micro Gig Workers. Specific guidelines are provided by agreement, including the Independent Contractor and Equity Compensation Agreement, as amended.

(2) Gig Workers (independent contractors) that have agreed to the Independent Contractor and Equity Compensation Agreement at the time of this offering prospectus is 14,028. The Agreement calls for a certain number of micro tasks to be performed within a year for a total of 100 shares of Common stock of the Company. The Gig Workers received 1 share of Common stock valued at $15.00 per share upon electronically executing the Agreement.

Our net tangible book value as of September 30, 2025, was $15 per share of common stock. Net tangible book value per share is calculated by dividing total tangible assets (total assets less intangible assets, if any) minus total liabilities by the number of shares of common stock outstanding as of that date. Net tangible book value should not be construed as indicative of market value or future trading price.

LEGAL MATTERS

The validity of the shares of Common stock offered hereby will be passed upon for us by Law Office of Renee Estelle Sanders, P.A (see Exhibit 5.1).

EXPERTS

The financial statements of the Company for the fiscal years ended December 31, 2024 and December 31, 2025 included in this Prospectus and Registration Statement have not been audited by a public accounting firm registered with the Public Company Accounting Oversight Board (PCAOB). Accountingexecs LLC has been engaged by the Company in connection with the preparation of these financial statements. A PCAOB audit of the Company's financial statements is currently in progress, and the related auditor's report and the auditor's consent (Exhibit 23) will be filed by amendment to this Registration Statement prior to any request for effectiveness. Any going-concern conclusion will conform to the opinion expressed in the final, signed auditor's report once issued. The Company does not intend to request effectiveness, and no securities will be sold, unless and until this Registration Statement is declared effective by the SEC.

Instruction 1 to Item 509 of Regulation S-K requires disclosing whether the interest of any expert or counsel named in the Prospectus exceeds $50,000. The interest of any expert or counsel named in the Prospectus does not exceed $50,000 according to Instruction 1 Item 509 of Regulation S-K.

Investment Company Act Considerations

Section 3(a)(1) of the Investment Company Act of 1940 [15 U.S. Code Section 80a-3] sets forth a three-prong test that broadly defines an "investment company" as any issuer that:

(A) is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, or trading in securities (the "Business Test");

(B) is engaged or proposes to engage in the business of issuing face-amount certificates of the installment type, or has been engaged in such business and has any such certificate outstanding; or

(C) is engaged or proposes to engage in the business of investing, reinvesting, owning, holding, or trading in securities, and owns or proposes to acquire investment securities having a value exceeding 40 per centum of the value of such issuer's total assets (exclusive of Government securities and cash items) on an unconsolidated basis (the "40% Test").

SIERRA INTERNATIONAL NETWORK INC y, as described in our Business Description and Growth Strategies, as well as on its website and Follow Me For Equity platform, does not hold itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. The Company's business consists primarily of providing business development services and operational support to early-stage companies, including through non-cash arrangements such as barter transactions. In certain circumstances, the Company may receive equity interests as compensation for services performed. The Company does not trade securities and does not seek to generate profits from the purchase and sale of securities.

The Company maintains internal procedures designed to monitor the composition and valuation of its assets in an effort to operate in a manner that does not require registration as an investment company under the Investment Company Act. Equity interests acquired by the Company generally arise as consideration for services provided under its accelerator and business development programs, rather than from capital investments made for the purpose of passive investment returns. The Company does not trade securities for speculative purposes and does not operate as a pooled investment vehicle.

The Company intends to continue conducting its operations so as to comply with the exclusions from investment company status under the Investment Company Act, including by monitoring the composition of its assets to ensure compliance with the 40% Test. In this regard, securities issued by majority-owned portfolio companies that are not themselves investment companies and that do not rely on the exceptions set forth in Sections 3(c)(1) or 3(c)(7) of the Investment Company Act are excluded from the definition of "investment securities" for purposes of the 40% Test.

The Company monitors the composition of its assets on an ongoing basis and intends to implement internal procedures designed to limit the proportion of its assets that constitute "investment securities" within the meaning of the Investment Company Act. However, there can be no assurance that the Company will not be deemed an investment company under the Investment Company Act in the future, which could require the Company to materially alter its business operations, divest certain assets, or register as an investment company.

OUR FINANCIAL STATEMENTS REFLECT SIGNIFICANT LEVEL 3 NON-CASH EQUITY INVESTMENTS, WHICH ARE DIFFICULT TO VALUE AND MAY BE SUBJECT TO MATERIAL FUTURE WRITE-DOWNS.

During the nine months ended September 30, 2025, we recorded approximately $9 million of non-cash equity investment assets received from nine unaffiliated operating companies in exchange for access to our crowdsourced distribution network. These equity interests are privately issued, restricted, and not traded on any public market.

Because these securities do not have observable market prices, the Company's valuation of these investments is based on Level 3 fair value measurements under ASC 820, which require significant judgment, estimation, and reliance on third-party valuation specialists.

Level 3 valuations are inherently uncertain, and actual realizable values may differ materially from the amounts recorded in our financial statements. These investments may be subject to impairment, liquidity limitations, transfer restrictions, or other-than-temporary declines in value, any of which could require us to recognize significant future losses.

In addition, investors may view the magnitude of these non-cash equity investments as increasing the complexity of our financial reporting and may discount our financial condition due to the absence of corresponding cash flows. Regulatory authorities, including the SEC, may also request additional disclosure, substantiation, or valuation support regarding these transactions.

If the recorded value of these investments is reduced in the future, our financial condition, results of operations, and investor perception could be materially adversely affected.

PLAN OF DISTRIBUTION

On the day that our shares of Common stock are initially listed on Nasdaq, Nasdaq will begin accepting, but not executing, pre-opening buy and sell orders and will begin to continuously generate the indicative Current Reference Price on the basis of such accepted orders. The Current Reference Price is calculated each second and, during a 10-minute "Display Only" period, is disseminated, along with other indicative imbalance information, to market participants by Nasdaq on its NOII and Book Viewer tools. Following the "Display Only" period, a "Pre-Launch" period begins, during which the Advisor, in its capacity as our financial advisor, must notify Nasdaq that our shares are "ready to trade." Once the Advisor has notified Nasdaq that our shares of Common stock are ready to trade, Nasdaq will confirm the Current Reference Price for our shares of Common stock, in accordance with the Nasdaq rules. If the Advisor then approves proceeding at the Current Reference Price, the applicable orders that have been entered will then be executed at such price and regular trading of our shares of Common stock on Nasdaq will commence, subject to Nasdaq conducting validation checks in accordance with Nasdaq rules.

Under Nasdaq rules, the Current Reference Price means: (i) the single price at which the maximum number of orders to buy or sell can be matched; (ii) if there is more than one price at which the maximum number of orders to buy or sell can be matched, then it is the price that minimizes the imbalance between orders to buy or sell (i.e. minimizes the number of shares that would remain unmatched at such price); (iii) if more than one price exists under (ii), then it is the entered price (i.e. the specified price entered in an order by a customer to buy or sell) at which our shares of Common stock will remain unmatched (i.e. will not be bought or sold); and (iv) if more than one price exists under (iii), a price determined by Nasdaq in consultation with the Advisor in its capacity as our financial advisor. In the event that more than one price exists under (iii), the Advisor will exercise any consultation rights only to the extent that it can do so consistent with the anti-manipulation provisions of the federal securities laws, including Regulation M, or applicable relief granted thereunder.

In determining the Current Reference Price, Nasdaq's cross algorithms will match orders that have been entered into and accepted by Nasdaq's system. This occurs with respect to a potential Current Reference Price when orders to buy shares of Common stock at an entered bid price that is greater than or equal to such potential Current Reference Price are matched with orders to sell a like number of shares of Common stock at an entered asking price that is less than or equal to such potential Current Reference Price. To illustrate, as a hypothetical example of the calculation of the Current Reference Price, if Nasdaq's cross algorithms matched all accepted orders as described above, and two limit orders remained - a limit order to buy 500 shares of Common stock at an entered bid price of $10.01 per share and a limit order to sell 200 shares of Class A common stock at an entered asking price of $10.00 per share - the Current Reference Price would be selected as follows:

- Under clause (i), if the Current Reference Price is $10.00, then the maximum number of additional shares that can be matched is 200. If the Current Reference Price is $10.01, then the maximum number of additional shares that can be matched is also 200, which means that the same maximum number of additional shares would be matched at the price of either $10.00 or $10.01.

- Because more than one price under clause (i) exists, under clause (ii), the Current Reference Price would be the price that minimizes the imbalance between orders to buy or sell (i.e. minimizes the number of shares that would remain unmatched at such price). Selecting either $10.00 or $10.01 as the Current Reference Price would create the same imbalance in the limit orders that cannot be matched, because at either price 300 shares would not be matched.

- Because more than one price under clause (ii) exists, under clause (iii), the Current Reference Price would be the entered price at which orders for shares of Class A common stock at such entered price will remain unmatched. In such case, choosing $10.01 would cause 300 shares of the 500-share limit order with the entered price of $10.01 to remain unmatched, compared to choosing $10.00, where all 200 shares of the limit order with the entered price of $10.00 would be matched, and no shares at such entered price remain unmatched. Thus, Nasdaq would select $10.01 as the Current Reference Price, because orders for shares at such entered price will remain unmatched.

The above example (including the prices) is provided solely by way of illustration.

Role of the Advisor

The Advisor, as the designated financial advisor under Nasdaq Rule 4120(c)(8), will determine when our shares of Common stock are ready to trade and approve proceeding at the Current Reference Price primarily based on considerations of volume, timing and price. In particular, the Advisor will determine, based primarily on pre-opening buy and sell orders, when a reasonable amount of volume will cross on the opening trade such that sufficient price discovery has been made to open trading at the Current Reference Price. If the Advisor does not approve proceeding at the Current Reference Price (for example, due to the absence of adequate pre-opening buy and sell interest), the Advisor will request that Nasdaq delay the opening until such a time that sufficient price discovery has been made to ensure that a reasonable amount of volume crosses on the opening trade. Further, in the highly unlikely event that Nasdaq consults with the Advisor as described in clause (iv) of the definition of Current Reference Price, the Advisor would request that Nasdaq delay the opening to ensure a single opening price within clauses (i), (ii) or (iii) of the definition of the Current Reference Price. The Registered Shareholders will not be involved in Nasdaq's price-setting mechanism and will not coordinate or be in communication with the Advisor including with respect to any decision by the Advisor to delay or proceed with trading.

Similar to a Nasdaq-listed firm-commitment underwritten initial public offering, in connection with the listing of our shares of Common stock, buyers and sellers who have subscribed will have access to Nasdaq's Order Imbalance Indicator (the "Net Order Imbalance Indicator"), a widely available, subscription-based data feed, prior to submitting buy or sell orders. Nasdaq's electronic trading platform simulates auctions every second to calculate a Current Reference Price, the number of shares of Common stock that can be paired off the Current Reference Price, the number of shares of Common stock that would remain unexecuted at the Current Reference Price and whether a buy-side or sell-side imbalance exists, or whether there is no imbalance, to disseminate that information continuously to buyers and sellers via the Net Order Imbalance Indicator data feed.

However, because this is not an initial public offer being conducted on a firm commitment underwritten basis, there will be no traditional book building process. Moreover, prior to the opening trade, there will not be a price at which underwriters initially sold shares of Common stock to the public, as there would be in a firm commitment underwritten initial public offering. The lack of an initial public offering price could impact the range of buy and sell orders collected by Nasdaq from various broker dealers. Consequently, the public price of our shares of Common stock may be more volatile than in an initial public offering underwritten on a firm-commitment basis and could, upon being listed on Nasdaq, decline significantly and rapidly. See "Risk Factors-Risks Related to Ownership of Our Common stock - Our listing differs significantly from an initial public offering conducted on a firm-commitment basis. An active trading market may not develop or continue to be liquid and the market price of our shares of Common stock may be volatile."

Financial Advisor, Consulting and Listing Support

We have engaged Colonial Stock Transfer Company, Inc., through its representative Jason Carter, to provide administrative, consulting, and process-related assistance in connection with our preparation for a potential listing of our common stock on Nasdaq. These services include guidance related to listing readiness, shareholder records, coordination with service providers, and general process support.

Colonial Stock Transfer Company, Inc. and Mr. Carter are not acting as underwriters, placement agents, selling agents, or financial advisors in connection with this registration statement or the direct listing of our common stock. They do not participate in price discovery, order solicitation, investor education, or the sale of securities.

Compensation paid for these services consists of routine consulting and administrative fees that management does not consider material to investors and are incurred in the ordinary course of business.

In addition, to list on Nasdaq, we may be required to have at least four registered and active market makers. We understand that the Advisor intends (but is not obligated) to act as a registered and active market maker and gather at least three additional firms to act as registered and active market makers. However, any such market-making, if commenced, may be discontinued at any time. If so required, Letters of intention ("LOIs") to make a market from the Advisor and at least three additional market makers will be provided to Nasdaq prior to any listing.

In addition to sales made pursuant to this prospectus, the shares of Common stock covered by this prospectus may be sold by the Registered Shareholders in private transactions exempt from the registration requirements of the Securities Act. However, shares of our Common stock do not have a history of trading in private transactions.

Under the securities laws of some states, shares of Common stock may be sold in such states only through registered or licensed brokers or dealers. If any of the Registered Shareholders utilize a broker-dealer in the sale of the shares of Common stock being offered by this prospectus, such broker-dealer may receive commissions in the form of discounts, concessions or commissions from such Registered Shareholder or commissions from purchasers of the shares of Common stock for whom they may act as agent or to whom they may sell as principal.

REGULATION M

Regulation M is intended to preclude manipulative conduct by persons with an interest in the outcome of an offering. Under applicable rules and regulations under the Securities Exchange Act of 1934, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholder will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of securities of the common stock by the selling stockholder or any other person.

This registration statement relates solely to the resale of shares of our common stock by selling stockholders in connection with a direct listing on the Nasdaq Capital Market. There are no underwriters, selling group members, or stabilization agents involved in this offering, and we will not conduct any firm-commitment or best-efforts underwriting.

The selling stockholders and any broker-dealers that participate in the resale of shares covered by this prospectus will be subject to applicable provisions of Regulation M and other provisions of the Exchange Act. These rules may limit the timing of purchases and sales of our common stock by such persons during the applicable restricted period.

We do not anticipate any passive market making activities to be conducted in connection with this offering. No party has been authorized to engage in stabilization, syndicate short covering, penalty bids, or other similar activities.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ADDITIONAL INFORMATION

Upon the effective date of the registration statement of which this prospectus is a part, we will be required to file reports and other documents with the SEC. You may also read and copy any materials we file with the SEC at the public reference room of the SEC at 100 F Street, NE., Washington, DC 20549, between the hours of 10:00 a.m. and 3:00 p.m., except federal holidays and official closings, at the Public Reference Room. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to you on the Internet website for the SEC at http://www.sec.gov.

AUDIT STATUS OF ANNUAL FINANCIAL STATEMENTS

The Company will file the required financial statements, auditor report, and related auditor consent by amendment prior to requesting effectiveness of this Registration Statement. The Company does not intend to request effectiveness unless and until such required financial statements, auditor report, and related consent have been filed.

INDEX TO FINANCIAL STATEMENTS

F-1 Condensed Balance Sheets (Unaudited) as of September 30, 2025, and December 31, 2024

F-2 Condensed Statements of Operations (Unaudited) for the Three and Nine Months Ended September 30, 2025 and 2024

F-3 Condensed Statements of Cash Flows (Unaudited) for the Nine Months Ended September 30, 2025 and 2024

F-4 Notes to Unaudited Condensed Financial Statements

F-5 Balance Sheets as of December 31, 2024 and 2023 (Unaudited - Audit in Process)

F-6 Statements of Operations for the Years Ended December 31, 2024 and 2025 (Unaudited - Audit in Process)

F-7 Statements of Cash Flows for the Years Ended December 31, 2024 and 2025 (Unaudited - Audit in Process))

F-8 Notes to Financial Statements

The Company is currently undergoing an audit of its annual financial statements by a PCAOB-registered public accounting firm. The audited financial statements and related auditor's report will be filed by amendment prior to any request for effectiveness of this Registration Statement.

==============================================================================================

INDEX TO EXHIBITS

Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filed Herewith

3.1 Articles of Incorporation X

3.2 Bylaws X

5.1 Opinion of Law Office of Renee Estelle Sanders, P.A. X
107.1 Calculation of Filing Fee Tables X

The accompanying financial statements are unaudited and are provided for informational purposes only. The Company will file the required financial statements, auditor report, and related auditor consent by amendment prior to requesting effectiveness.

SIERRA INTERNATIONAL NETWORK INC Y, INC.

UNAUDITED INTERIM CONDENSED FINANCIAL STATEMENT

For the Nine Months Ended September 30, 2025

(Unaudited - Prepared by Management)

I. CONDENSED BALANCE SHEET

ASSETS

Current Assets

  Cash - Checking Account $165,000

  Cash - Savings Account $145,000

Total Current Assets $310,000

Non-Current Assets

Equity Investments (IP-for-Equity Barter Transactions) (See Note 4)

  Equity investments in portfolio companies $990,000,000

Total Non-Current Assets $990,000,000

TOTAL ASSETS $990,310,000

II. LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES

Current Liabilities

  Accounts payable and accrued liabilities $23,500

Long-Term Liabilities

  Other long-term obligations $2,840

Total Liabilities $26,340

STOCKHOLDERS' EQUITY

  Common Stock, no par value -

  Additional Paid-In Capital $310,000

  Capital Exchange Reserve - IP-for-Equity Barter $990,000,000

  Accumulated Deficit $(26,030)

Total Stockholders' Equity $990,283,970

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY $990,310,000

III. CONDENSED STATEMENT OF OPERATIONS

For the Nine Months Ended September 30, 2025 (Unaudited)

  Revenue (cash operations) $0

  Operating expenses $(26,030)

Net Loss $(26,030)

IV. CONDENSED STATEMENT OF CASH FLOWS

For the Nine Months Ended September 30, 2025 (Unaudited)

Cash Flows from Operating Activities

  Net loss $(26,030)

  Non-cash items -

Net Cash Used in Operating Activities $(26,030)

Cash Flows from Financing Activities

  Owner contributions (net) $336,030

Net Cash Provided by Financing Activities $336,030

Net Change in Cash $310,000

Cash at beginning of period $0
Cash at end of period $310,000

SIERRA INTERNATIONAL NETWORK INC Y

NOTES TO UNAUDITED FINANCIAL STATEMENTS

September 30, 2025

NOTE 1 - BASIS OF PRESENTATION

The accompanying unaudited interim condensed financial statements have been prepared by management in accordance with U.S. generally accepted accounting principles ("U.S. GAAP") for interim financial information and with the instructions to Form S-1. Accordingly, they do not include all information and footnotes required by U.S. GAAP for complete financial statements.

In management's opinion, all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of the Company's financial position as of September 30, 2025, and the results of operations and cash flows for the nine-month period then ended, have been included.

NOTE X - AUDIT STATUS

The Company will file the required financial statements, auditor report, and related auditor consent by amendment prior to requesting effectiveness of this Registration Statement.

The condensed interim financial statements as of and for the three and nine months ended September 30, 2025, have been prepared by management and are unaudited. These financial statements have not been audited or reviewed.

NOTE 3 - CASH AND CASH MANAGEMENT

Cash consists of funds held in checking and savings accounts.

The savings account includes owner contributions and reimbursements and is treated as equity activity, not revenue.

NOTE X - EQUITY CROWDSOURCING AND NON-CASH EQUITY INVESTMENTS

During the nine months ended September 30, 2025, the Company issued shares of its common stock to participants under its equity crowdsourcing ("sweat equity") program in exchange for marketing, promotional, and distribution-related services. These issuances were accounted for as equity-based compensation in accordance with ASC 505-50, measured at the fair value of the Company's common stock on the applicable grant dates.

In connection with the development of this crowdsourced network, the Company entered into agreements with nine (9) unaffiliated operating companies pursuant to which such companies issued equity securities to the Company in exchange for access to, and participation rights in, the Company's crowdsourced distribution network.

Under these agreements, each investee company issued equity securities to the Company with a contractual issuance value of approximately $110 million per company, resulting in aggregate equity interests received with a contractual issuance value of approximately $990 million.

The Company accounted for these transactions as non-cash equity investments in accordance with ASC 845 (Nonmonetary Transactions) and ASC 820 (Fair Value Measurement). The equity interests received were recorded at fair value as of the respective transaction dates based on independent third-party valuation specialists and management's assessment of the underlying enterprise values of the investee entities. The Company's recorded fair value of the equity investments approximated the contractual issuance values, as supported by independent third-party valuation reports.

The fair value measurements are classified as Level 3 within the fair value hierarchy because the equity securities are privately held, not publicly traded, and significant valuation inputs are unobservable. These valuations involve significant judgment and estimation uncertainty, and actual realizable values may differ materially from the recorded amounts. The Company will reassess the fair value of these investments at each reporting period and recognize impairment losses if indicators of impairment are identified.

The equity securities received are restricted and subject to contractual transfer limitations. No cash was exchanged in connection with these transactions.

The Company determined that these arrangements represented non-cash equity investment transactions and were not revenue contracts within the scope of ASC 606. Accordingly, no revenue was recognized in connection with these transactions.

These equity interests are presented as "Equity Investments" on the accompanying condensed balance sheets.

The Company has obtained independent third-party valuation reports and supporting documentation for each of the nine equity investments, which are available for review by the Company's auditors and regulators.

NOTE 5 - LIABILITIES

Current liabilities consist primarily of accounts payable and accrued operating expenses. Long-term liabilities consist of nominal non-interest-bearing obligations.

NOTE 6 - STOCKHOLDERS' EQUITY

Stockholders' equity includes founder contributions, owner cash infusions, and non-cash capital exchange reserves related to IP-for-equity transactions.

NOTE 7 - GOING CONCERN

The Company has limited operating revenue and has historically relied on equity issuances and owner contributions to fund operations. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management believes it has plans to address these conditions through capital formation, listing activities, and continued platform development.

VI. MANAGEMENT REPRESENTATION

Management believes that the accompanying unaudited interim financial statements fairly present, in all material respects, the financial position of SIERRA INTERNATIONAL NETWORK INC y, Inc. as of September 30, 2025.

SIERRA INTERNATIONAL NETWORK INC Y

Balance Sheet (Unaudited) As of December 31, 2024

TOTAL
ASSETS
Current Assets
Bank Accounts
SINI BMO BUSINESS CHECKING-3698	2,544.47
SINI BMO SAVINGS ACCOUNT-9730	105,000.00
SINI Varo Account	0.00
SINI Wells Fargo - 3463	0.00
Cash at Banks	243,121.00
Total Bank Accounts	$350,665.47
Accounts Receivable
Accounts Receivable (A/R)	398,775.88
Total Accounts Receivable	$398,775.88
Other Current Assets Barter Dollars	129,726,585.00
Available for Sale - Investments	249,447,450.00
Intellectual property (Trade Mark)	4,459.00
Prepaid Expense	167,706,000.00
Property Plant and Equipment - Net	7,947.00
Related Parties Receivables	1,545,390.00
Total Other Current Assets	$548,438,831.00
Total Current Assets	$549,187,272.35
TOTAL ASSETS	$549,187,272.35
LIABILITIES AND EQUITY
Liabilities
Current Liabilities
Accounts Payable
Accounts Payable (A/P)	127,245.00
Total Accounts Payable	$127,245.00
Other Current Liabilities
California Department of Tax and Fee Administration Payable	0.00
Other Liabilities - Unearned Revenues	26,551.00
Total Other Current Liabilities	$26,551.00
Total Current Liabilities	$153,796.00
Total Liabilities	$153,796.00
Equity
Additional Paid-In Capital	420,402,875.00
Opening Balance Equity	1,000,000.00
Owner's Investment	1,088.00
Owner's Pay & Personal Expenses	93,582.46
Personal Saving Account	67,702.43
Retained Earnings	54,008,748.99
Net Income	73,459,479.47
Total Equity	$549,033,476.35
TOTAL LIABILITIES AND EQUITY	$549,187,272.35

See accompanying notes to condensed financial statements.

SIERRA INTERNATIONAL NETWORK INC Y

Statement of Income (Unaudited) As of December 31, 2024

TOTAL
Income
Barter Revenue	169,400,000.00
Services Revenue	75,917,104.20
Total Income	$245,317,104.20
Cost of Goods Sold
Cost of Goods Sold	169,400,000.00
Total Cost of Goods Sold	$169,400,000.00
GROSS PROFIT	$75,917,104.20

Expenses
Bank Charges & Fees	1,588.75
Barter Expense	1,694,000.00
Car & Truck	24,149.11
General and Administrative Expenses	87,350.52
Insurance	5,398.41
Legal & Professional Services	26,782.75
Meals & Entertainment	37,339.76
Office Supplies & Material	13,279.03
Office Supplies & Software	58,097.32
Personal Expenses	159,319.13
Salaries and Wages	268,838.38
Storage Charges	4,039.89
Taxes & Licenses	1,300.00
Travel	19,195.38
Utilities	56,946.30
Total Expenses	$2,457,624.73
NET OPERATING INCOME	$73,459,479.47
NET INCOME	$73,459,479.47

See accompanying notes to condensed financial statements.

SIERRA INTERNATIONAL NETWORK INC Y

Cash Flow Statement (Unaudited) As of December 31, 2024

TOTAL
OPERATING ACTIVITIES
Net Income	74,984,742.26
Adjustments to reconcile Net Income to Net Cash provided by operations:
Accounts Receivable (A/R)	-106,361.88
California Department of Tax and Fee Administration Payable	0.00
Total Adjustments to reconcile Net Income to Net Cash provided by operations:	-106,361.88
Net cash provided by operating activities	$74,878,380.38
INVESTING ACTIVITIES
Available for Sale - Investments	0.00
Prepaid Expense	-23,905,728.00
Property Plant and Equipment - Net	4,492.00
Net cash provided by investing activities	$ -23,901,236.00
FINANCING ACTIVITIES
Additional Paid-In Capital	24,147,200.00
Owner's Pay & Personal Expenses	-6,774.45
Net cash provided by financing activities	$24,140,425.55
NET CASH INCREASE FOR PERIOD	$75,117,569.93
Cash at beginning of period	53,197,111.70
CASH AT END OF PERIOD	$128,314,681.63

See accompanying notes to condensed financial statements.

Notes to Financial Statements (Unaudited)

As of December 31, 2024

1. Overview and Basis of Presentation

Description of Business and Basis of Presentation

At The SIERRA INTERNATIONAL NETWORK INC. (SINI), we're a pre-IPO program dedicated to serving underserved communities overlooked by traditional venture capital. We focus on closing the funding gap for businesses owned by people of color and women-groups that receive funding from only 1% of VC sources. SINI offers an inclusive alternative for socio- economically disadvantaged entrepreneurs by bypassing discriminatory practices and providing the necessary support and resources. Our mission is to empower these underrepresented entrepreneurs to access capital for growth, drive diversity and economic empowerment, and ultimately build a more equitable, prosperous society.

These financial statements have been prepared in accordance with Generally Accepted Accounting Principles (GAAP) issued by the American Institute of Certified Public Accountants, which is a special purpose framework and not U.S. generally accepted accounting principles (U.S. GAAP). The accounting principles that compose the framework are appropriate for the preparation and presentation of small- and medium-sized entity financial statements, based on the needs of the financial statement users and cost and benefit considerations.

Use of Estimates

The preparation of these financial statements in conformity with GAAP requires management to make judgments, estimates, and assumptions that affect the reported amounts of assets, liabilities, revenues, and expenses. Significant estimates include allowances for doubtful accounts, useful lives of intangible assets and property, and the recognition of certain expenses. Actual results could differ from these estimates.

Risk and Uncertainties

The Company faces risks and uncertainties that could materially affect future operating results and financial condition. Key risks include, but are not limited to:

  Market volatility and economic uncertainties that may impact cash flows and asset values.

  Credit risk from counterparties and significant customers.

  Operational risks associated with cost management and revenue fluctuations.

Management continuously monitors these risks and adjusts internal controls accordingly.

Going Concern

Management has evaluated the Company's ability to continue as a going concern. The final conclusion regarding the Company's ability to continue as a going concern will conform to the opinion expressed in the final, signed auditor's report once issued.

2. Summary of Significant Accounting Policies

Cash and Cash Equivalents

Cash balances consist of funds held in various bank accounts, including:

  Barter Bank

  SINI BMO Business Checking and Savings Accounts

  SINI Varo and Wells Fargo accounts (as applicable)

The cash balance reported represents funds available for daily operations and liquidity purposes. Bank reconciliations are performed on a monthly basis in accordance with internal control policies.

Accounts Receivable

Accounts receivable are stated at the net amount expected to be collected. An allowance for doubtful accounts is established based on historical experience, current economic conditions, and management's assessment of customer creditworthiness. No individual account receivable is considered material to warrant separate disclosure.

Internal Use Software

Software developed or acquired for internal use is capitalized if the costs incurred meet the criteria under GAAP. Such costs are amortized over the estimated useful life of the software. Post-implementation costs that do not meet capitalization criteria are expensed as incurred.

Property and Equipment

Property, plant, and equipment are recorded at cost and depreciated using the straight-line method over their estimated useful lives. Impairment reviews are performed periodically. The net carrying amount, though immaterial relative to total assets in this instance, is disclosed to provide a complete view of capitalized assets.

Revenue Recognition and Performance Obligations

Revenue is recognized when control of the promised goods or services transfers to the customer and the amount of revenue can be reliably measured.

  Barter Revenue: Recognized when an exchange of goods or services occurs, based on fair value measurement. Barter revenue does not generate cash and may not be indicative of future operating performance or liquidity. These transactions involve significant estimation uncertainty and may be subject to impairment.

  Services Revenue: Recognized over the period in which the services are rendered.

The Company's performance obligations are identified in its contractual arrangements and are satisfied upon delivery of goods or the completion of services.

Deferred Revenue

Deferred revenue represents cash received in advance of performance. It is recorded as a liability until the related performance obligations are satisfied. The timing of revenue recognition aligns with the fulfillment of these obligations.

Cost of Revenue

Cost of revenue comprises direct costs incurred to produce goods and provide services, including those related to barter transactions. These costs are recorded in the period in which the corresponding revenue is recognized.

Income Taxes

Income tax expense is determined using the asset and liability method. Deferred tax assets and liabilities are recognized for temporary differences between the financial reporting and tax bases of assets and liabilities. The effective tax rate is based on enacted tax laws applicable to the Company's operations in California and other jurisdictions.

Advertising

Advertising costs are expensed as incurred. The Company records advertising expenses in the period in which related services are received, and these are included in the operating expenses section of the Profit and Loss statement.

Concentrations of Credit Risk and Significant Customers

The Company's financial instruments, including cash and receivables, may be concentrated with certain counterparties or significant customers. Credit risk is managed by diversifying exposures and regularly assessing customer creditworthiness. Transactions with significant customers or related parties are conducted on an arm's-length basis.

Subsequent Events

Management has reviewed events subsequent to the balance sheet date through the date of this report. No material subsequent events have been identified that would require adjustment or disclosure in these financial statements.

3. Shareholder Equity

Overview

Shareholder equity represents the residual interest in the Company's assets after deducting liabilities. It is composed primarily of share capital, additional paid-in capital (APIC), retained earnings, and certain owner-related adjustments. As of December 31, 2024, consolidated shareholder equity is reported at $549,033,476.35. This note details the components of equity, the changes during the period, and the related accounting policies.

Components of Shareholder Equity

  Share Capital:

Share Capital

The Company's share capital reflects the total number of shares of common stock issued and outstanding. According to the Company's share register, as of December 31, 2024, a total of 3,384,992 shares of common stock were issued and outstanding.

All issued shares are subject to restrictions on transfer in accordance with SEC Rule 144, as the Company was a privately held entity during the reporting period.

Share Issuance Records and Supporting Documentation

The Company maintains detailed equity issuance records through its transfer agent and internal shareholder ledger. Historical share activity includes issuances recorded through multiple issuance platforms during prior periods.

Supporting documentation includes reconciliation schedules reflecting issuances administered through:

  Colonial Stock Transfer (2020-2021)

  Transfer Online issuances (2022-2024)

  Digital issuances through the Company's equity distribution platform (2024)

Management continues to review and reconcile these records as part of its ongoing capitalization table controls.

Additional Issuances

Any new issuances of common stock are recorded in the Company's share register as they occur. During the year ended December 31, 2024, no additional issuances were recorded beyond those reflected in the issued and outstanding share total above.

Additional Paid-In Capital (APIC)

Additional paid-in capital is recorded at $420,402,875, representing amounts contributed to the Company in excess of the par value of common stock issued.

Equity issuances have been recorded based on the fair value of the consideration exchanged at the time of issuance, in accordance with applicable accounting guidance.

Opening Balance Equity

Opening balance equity of $1,000,000 reflects the Company's initial capitalization and historical equity activity prior to the current reporting period.

Owner-Related Equity Activity

The Company recorded the following owner-related contributions and equity adjustments during the period:

  Owner's Investment: $1,088

  Owner's Pay & Personal Expenses: $93,582

  Personal Saving Account Adjustments: $67,702

These items are presented separately to distinguish owner-related activity from operating transactions.

Retained Earnings and Net Income

Retained earnings of $54,008,749 represent accumulated earnings from prior periods that have been reinvested in the Company.

Net income for the year ended December 31, 2024 of $73,459,479 has been added to retained earnings in accordance with GAAP.

Changes in Stockholders' Equity

Changes in stockholders' equity during the year primarily resulted from:

  Recognition of net income of $73,459,479

  Owner-related contributions and adjustments as described above

No additional issuances of common stock occurred during 2024.

Accounting Policies and Disclosures

Equity transactions are recorded in accordance with U.S. GAAP based on the fair value of consideration exchanged on the issuance date. The preparation of equity balances requires management judgment, particularly in connection with non-cash transactions and valuation of equity-based consideration.

The Company maintains internal controls designed to ensure equity transactions are properly authorized, recorded, and reconciled to the share register.

4. Barter Credits (Non-Cash Assets)

Barter credits represent non-cash trade units received by the Company through participation in organized barter exchange networks. These credits may be used to acquire goods and services from other participants within the respective exchange network.

For financial reporting purposes, barter credits are not classified as cash or cash equivalents because they are not legal tender, are not readily convertible into cash, and do not meet the definition of cash equivalents under U.S. GAAP (ASC 305, Cash and Cash Equivalents).

Barter credits are recorded within Other Current Assets at the estimated fair value of goods or services received at the time of the transaction. Revenue related to barter transactions is recognized in accordance with ASC 606 when control of goods or services is transferred, measured at the fair value of the consideration expected to be received.

The Company evaluates barter credits for collectability and realizability. Because barter credits can only be utilized within the issuing exchange network and are subject to counterparty participation, their realizable value may differ from their recorded amount. Management periodically reviews the balance for impairment and records adjustments if it determines that the carrying amount is not recoverable.

Barter credits are not considered liquid assets and are not available to satisfy cash obligations of the Company.

For tax reporting purposes, barter transactions are reported in accordance with applicable IRS regulations, which require barter exchanges to report the fair market value of transactions.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses payable by us in connection with the registration of the common stock (other than underwriting discounts and commissions). All amounts are estimated except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission - Registration Fee (1)	[to be completed by amendment]
State filing Fees	$ 500.00
EDGARizing Costs	$ 800.00
Accounting Fees and Expenses	$ 50,000.00
Legal Fees and Expenses	$ 60,000.00
Miscellaneous	$ 500.00
Total	$ 112,982.50

These fees, other than the Registration Fee, are calculated based on the securities offered and the number of issuances and, accordingly, cannot be estimated at this time.

(1) Calculated pursuant to Rule 457 under the Securities Act of 1933, as amended.

None of the expenses of the offer will be paid by the selling security holders.

The Company is registering a limited number of shares at this time in order to reduce registration fees and establish an initial public float. The Company may file post-effective amendments or additional registration statements to register additional shares in the future.

Item 14. Indemnification of Directors and Officers

The Company is a California corporation. The Company's Articles of Incorporation and Bylaws fully provide for indemnification of its directors and officers permitted by the California General Corporation Law ("CGCL").

Under Section 317 of the CGCL, the Company may indemnify its directors and officers against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was a director or officer of the Company, provided that such person acted in good faith and in a manner believed to be in the best interests of the Company.

The Company's Bylaws provide that expenses incurred by a director or officer in defending a civil or criminal action, suit, or proceeding may be advanced by the Company prior to the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it is ultimately determined that such person is not entitled to indemnification.

These indemnification provisions may discourage stockholders from bringing lawsuits against directors or officers for breach of fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even if such actions might otherwise benefit the Company and its stockholders.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or controlling persons of the Company pursuant to the foregoing provisions, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

There have been no recent sales of unregistered securities during the relevant time period prior to this registration and prospectus.

Item 15. Recent Sales of Unregistered Securities

During the past three years, the Company has issued securities that were not registered under the Securities Act of 1933, as amended (the "Securities Act"). These securities were issued in reliance upon exemptions from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

On November 19, 2025, the Company issued 2,000 shares of common stock to an accredited investor at a purchase price of $15.00 per share for aggregate consideration of $30,000. The shares were issued in reliance upon Section 4(a)(2) of the Securities Act as a transaction not involving a public offering.

In addition, the Company has issued shares of common stock to service providers and participants under its equity compensation and equity crowdsourcing programs. Such issuances were made in reliance upon applicable exemptions from registration, including Section 4(a)(2) of the Securities Act and Rule 701 where applicable.

No underwriters were involved in any of the foregoing transactions, and no commissions were paid.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 31st day of December, 2025.

SIERRA INTERNATIONAL NETWORK INC Y

By:	/s/ Emil Hakim
Emil Hakim
Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of SIERRA INTERNATIONAL NETWORK INC y, hereby severally constitute and appoint Emil Hakim, our true and lawful attorney-in-fact and agents, with full power to sign any and all amendments (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Name	Title	Date

/s/: / Emil Hakim		June 24, 2026
/ Emil Hakim	Chairman, CEO (Principal Executive Officer)
/s/: Jeremy Duncan		June 24, 2026
Jeremy Duncan	Treasurer, CFO
/s/: Terence Stevens		June 24, 2026
Terence Stevens	Director

/s/: Brent Davis		June 24, 2026
Brent Davis	Director

/s/: Van Brown		June 24, 2026
Van Brown	Director

[Balance of Page Intentionally Left Blank]

[OUTSIDE BACK COVER]

SIERRA INTERNATIONAL NETWORK INC Y

(A California Corporation)

15333 Culver Drive Irvine, CA 92604

(310) 808-5015

June 24, 2026

PROSPECTUS

UP TO 11,474 shares of common stock are being registered for resale

SHARES OF COMMON STOCK (Selling Shareholders)

Until January 25, 2026, all dealers that effect transactions in our shares, whether or not participating in this offering, may be required to deliver a Prospectus pursuant to a securities purchase agreement.